                                                                     EXHIBIT 2.1


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--------------------------------------------------------------------------------





                               ASSET PURCHASE AGREEMENT




                                    by and between




                               Varian Associates, Inc.,
                               a Delaware corporation,



                                         and



                                     Genus, Inc.,
                               a California corporation






                              Dated As Of April 15, 1998

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--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1    Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . 1
     1.2    Other Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE II - PURCHASE AND SALE OF ASSETS . . . . . . . . . . . . . . . . . . . 7
     2.1    Purchase of U.S. Assets. . . . . . . . . . . . . . . . . . . . . . 7
     2.2    Purchase of Foreign Assets . . . . . . . . . . . . . . . . . . . . 9
     2.3    Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.4    Purchase Price and Payment . . . . . . . . . . . . . . . . . . . .10
     2.5    Full Possession. . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.6    No Assignment in Certain Circumstances . . . . . . . . . . . . . .10

ARTICLE III - ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . . . . .11
     3.1    Assumption of Liabilities. . . . . . . . . . . . . . . . . . . . .11
     3.2    Retained Liabilities . . . . . . . . . . . . . . . . . . . . . . .11
     3.3    Liabilities of Affiliates of Seller. . . . . . . . . . . . . . . .13

ARTICLE IV - CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     4.1    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     4.2    Seller Obligations at Closing. . . . . . . . . . . . . . . . . . .14
     4.3    Buyer's Obligations at Closing . . . . . . . . . . . . . . . . . .14

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . .15
     5.1    Organization . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     5.2    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .15
     5.3    Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . .16
     5.4    Financial Statements . . . . . . . . . . . . . . . . . . . . . . .16
     5.5    SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . .17
     5.6    Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . .18
     5.7    Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . .18
     5.8    Intellectual Property. . . . . . . . . . . . . . . . . . . . . . .19
     5.9    Litigation; Legal Matters. . . . . . . . . . . . . . . . . . . . .19
     5.10   Employees; Employee Benefit Plans; Labor . . . . . . . . . . . . .20
     5.11   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .20
     5.12   Contracts and Commitments. . . . . . . . . . . . . . . . . . . . .21
     5.13   Permits and Other Operating Rights . . . . . . . . . . . . . . . .22
     5.14   Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . .23
     5.15   Warranty Obligations; Product Liability. . . . . . . . . . . . . .23


                                         -i-


     5.16   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     5.17   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     5.18   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . .25
     6.1    Organization . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     6.2    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .25
     6.3    Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE VII - CERTAIN COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .26
     7.1    Access to Information. . . . . . . . . . . . . . . . . . . . . . .26
     7.2    Conduct of Business Pending Closing. . . . . . . . . . . . . . . .26
     7.3    No Solicitation of Transactions. . . . . . . . . . . . . . . . . .27
     7.4    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .28
     7.5    Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . .28
     7.6    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . .29
     7.7    Bulk Sales Compliance. . . . . . . . . . . . . . . . . . . . . . .30
     7.8    Agreement Not to Compete . . . . . . . . . . . . . . . . . . . . .30
     7.9    Notification . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     7.10   Transition Services. . . . . . . . . . . . . . . . . . . . . . . .32
     7.11   Shared Space . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     7.12   Separate Sale of Machines. . . . . . . . . . . . . . . . . . . . .33
     7.13   Earnout. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE VIII - CONDITIONS TO THE OBLIGATIONS OF BUYER. . . . . . . . . . . . .34
     8.1    Accuracy of Representations and Warranties . . . . . . . . . . . .34
     8.2    Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     8.3    HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     8.4    Absence of Governmental Orders . . . . . . . . . . . . . . . . . .35
     8.5    Perfection Actions . . . . . . . . . . . . . . . . . . . . . . . .35
     8.6    Certain Consents to Assignment . . . . . . . . . . . . . . . . . .35
     8.7    Environmental Review . . . . . . . . . . . . . . . . . . . . . . .35
     8.8    Key Employees. . . . . . . . . . . . . . . . . . . . . . . . . . .35
     8.9    Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE IX - CONDITIONS TO THE OBLIGATIONS OF SELLER . . . . . . . . . . . . .35
     9.1    Accuracy of Representations and Warranties . . . . . . . . . . . .35
     9.2    Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     9.3    HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     9.4    Absence of Governmental Orders . . . . . . . . . . . . . . . . . .36
     9.5    Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE X - INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .36


                                         -ii-


     10.1   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     10.2   Indemnification by Seller. . . . . . . . . . . . . . . . . . . . .36
     10.3   Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . .37
     10.4   General Indemnification Provisions . . . . . . . . . . . . . . . .38
     10.5   Limitations on Indemnification . . . . . . . . . . . . . . . . . .39
     10.6   Right to Set-Off . . . . . . . . . . . . . . . . . . . . . . . . .40

ARTICLE XI - TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     11.1   Allocation of Purchase Price . . . . . . . . . . . . . . . . . . .40
     11.2   Taxes Relating to Transactions Contemplated by This Agreement. . .40

ARTICLE XII - EMPLOYEES AND EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . .40
     12.1   Designated Employees . . . . . . . . . . . . . . . . . . . . . . .40
     12.2   COBRA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     12.3   Modification of Confidentiality and Related Agreements . . . . . .41

ARTICLE XIII - TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .42
     13.1   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     13.2   Written Notice . . . . . . . . . . . . . . . . . . . . . . . . . .43
     13.3   Effect of Termination. . . . . . . . . . . . . . . . . . . . . . .43
     13.4   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     13.5   Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE XIV - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .43
     14.1   Expenses, Taxes, Etc.. . . . . . . . . . . . . . . . . . . . . . .43
     14.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     14.3   Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . . .44
     14.4   Interpretation; Conflict Between Agreements. . . . . . . . . . . .45
     14.5   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     14.6   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     14.7   No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . .46
     14.8   Amendment, Other Remedies and Waiver . . . . . . . . . . . . . . .46
     14.9   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .46
     14.10  Mutual Drafting. . . . . . . . . . . . . . . . . . . . . . . . . .47
     14.11  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .47
     14.12  Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . .47
     14.13  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     14.14  Public Announcements . . . . . . . . . . . . . . . . . . . . . . .48
     14.15  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .48


Exhibit 1.1(a) - Cross-License Agreement

Schedule 2.1(c) - Contracts
Schedule 2.1(g) - Lease
Schedule 2.3 - Excluded Assets
Disclosure Schedule 5
Schedule 6.2(b) - Consents
Schedule 7.13 - 1998 Booking Analysis
Schedule 14.4(c) - Knowledge Group

                               ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of April 15, 1998, by and between Varian Associates, Inc., a Delaware corporation, and Genus, Inc., a California corporation.

                                       RECITALS

     WHEREAS, Seller, directly and indirectly through various foreign and domestic Affiliates of Seller, is engaged in the business of designing, manufacturing, selling and servicing ion implantation systems (the "Business"); and

     WHEREAS, Seller and such Affiliates of Seller desire to sell and cause to be transferred to Buyer (including either existing Affiliates of Buyer or those organized for that purpose), and Buyer (including such Affiliates) desires to purchase and accept the transfer from Seller and such Affiliates of Seller, substantially all of the assets and properties of Seller and such Affiliates of Seller used primarily in the Business, as hereinafter specifically provided;

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

     "ACCOUNTS RECEIVABLE" has the meaning specified in subsection 2.1(d).

     "ACTION" means any notice of noncompliance or violation, or any claim, demand, action, suit, audit, assessment or arbitration, or any other request (including any request for information), proceeding or investigation, by or before any Governmental Authority or any nongovernmental arbitration, mediation or other nonjudicial dispute resolution body.

     "ADDITIONAL CLOSINGS" has the meaning specified in subsection 4.1(b).

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

     "AGREEMENT" means this Asset Purchase Agreement, including all schedules and exhibits hereto, as it may be further amended from time to time as herein provided.

     "AGREEMENT DATE" means April 15, 1998.

     "ANCILLARY AGREEMENT" means the Cross-License Agreement substantially in the form attached hereto as Exhibit 1.1(a) which is required by this Agreement to be executed and delivered by the parties hereto at or before the Closing.

     "ASSETS" means, collectively, the U.S. Assets and the Foreign Assets.

     "ASSUMED LIABILITIES" has the meaning specified in Section 3.1.

     "BOOKS AND RECORDS" means all of the following which pertain to the conduct of the Business: books, records, manuals and other materials, accounting books and records, continuing property records for property, plant and equipment, files, computer tapes, disks, other storage media and records, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers and suppliers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, credit records, manufacturing and quality control records and procedures, blueprints, research and development files, data and laboratory books, patent and trademark files and disclosures, media materials and plates, sales order files, litigation files, and any deeds, easements and other instruments relating to the Real Property.

     "BUSINESS" has the meaning specified in the Recitals to this Agreement.

     "BUSINESS EMPLOYEES" has the meaning specified in subsection 5.10(a).

     "BUYER" means Varian Associates, Inc., a Delaware corporation, and, as applicable, Affiliates of Buyer used or formed for the purpose of consummating the transactions contemplated by this Agreement.

     "BUYER INDEMNIFIED PARTIES" has the meaning specified in Section 10.2.

     "BUYER LOSS" has the meaning specified in Section 10.2.

     "BYLAWS" means a corporation's bylaws, code of regulations or equivalent document.

     "CHARTER" means a company's articles of incorporation, certificate of incorporation or equivalent organizational documents.

     "CLOSING" means the closing of the transactions contemplated by this Agreement as specified in Section 4.1.

     "CLOSING DATE" has the meaning specified in Section 4.1.

     "CODE" means the Internal Revenue Code of 1986 and any successor statute thereto, as amended. Reference to a specific Section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     "COMPETITIVE BUSINESS" has the meaning specified in subsection 7.8(a).

     "CONTRACTS" has the meaning specified in subsection 2.1(c).

     "CVD BUSINESS" means Seller's business other than the Business.

     "DESIGNATED EMPLOYEES" has the meaning specified in subsection 12.1(a).

     "DISCLOSURE SCHEDULE" means the Disclosure Schedule dated as of the date hereof delivered to Buyer by Seller and forming a part of this Agreement.

     "ENCUMBRANCE" means any interest (including any security interest), pledge, mortgage, lien (including environmental liens), charge, claim (including any adverse claim) or other right of third Persons, whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "ENVIRONMENTAL LAWS" means all laws, regulations, ordinances, codes, policies, Governmental Orders and consent decrees, and any judicial or administrative interpretations thereof, of Governmental Authorities, or any common law doctrines, in effect from time to time relating to pollution or protection of the environment, natural resources or protection of health from Hazardous Material exposure, including those relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material.

     "ENVIRONMENTAL PERMITS" means all permits, approvals, agreements, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any successor statute thereto, as amended. Reference to a specific Section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EXCLUDED ASSETS" has the meaning specified in Section 2.3.

     "FINANCIAL STATEMENTS" has the meaning specified in Section 5.4.

     "FIXED ASSETS" has the meaning specified in subsection 2.1(b).

     "FOREIGN ASSETS" has the meaning specified in subsection 2.2(a).

     "FOREIGN SELLERS" means the following Affiliates of Seller: Genus Europa SARL, Genus, KK, and Genus Korea, Ltd., and any other Affiliate of Seller (excluding Affiliates organized in the United States) owning assets to be sold pursuant to this Agreement, individually and collectively, except where the context otherwise requires.

     "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" means any international, national, federal, state, territorial or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official, arbitrator or arbitral body.

     "GOVERNMENTAL ORDER" means any order, writ, rule, judgment, injunction, decree, stipulation, determination, award, citation or notice of violation entered by or with any Governmental Authority.

     "HAZARDOUS MATERIAL" means (a) all substances, materials, chemicals, compounds, pollutants or wastes regulated by, under or pursuant to any Environmental Laws, including the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ., the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ., the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections
 2601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, Title III of Public Law 99-499, the Safe Drinking Water and Toxic Enforcement Act, Cal. Health and Safety Code Sections 25249.5 ET SEQ., and any and all foreign (whether national, provincial or local), state or local counterparts thereto or other similar foreign (whether national, provincial or local), state or local laws and orders, including any and all rules and regulations promulgated thereunder, or any common law theory based on nuisance, negligence, product liability, trespass, ultrahazardous activity or strict liability; and
(b) asbestos, petroleum, any fraction or product of crude oil or petroleum, radioactive materials and polychlorinated biphenyls.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INTELLECTUAL PROPERTY" means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property.

     "INVENTORIES" has the meaning specified in subsection 2.1(a).

     "LANDLORD" has the meaning specified in subsection 4.2(d).

     "LEASE" has the meaning specified in subsection 2.1(g).

     "LIABILITIES" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any law, rule, regulation, Action, Governmental Order, and those arising under any contract, agreement, commitment or undertaking.

     "LICENSED INTELLECTUAL PROPERTY" means intellectual property owned or controlled by the Seller Group, or licensed by a third Person to the Seller Group, that is used in the Business (but primarily used in the CVD Business), which intellectual property is to be licensed to Buyer under the License Agreement.

     "LICENSE AGREEMENT" means the License Agreement substantially in the form attached hereto as Exhibit 1.1(a).

     "MATERIAL ADVERSE EFFECT" means any event(s) with respect to, change(s) in, or effect(s) on, the Assets or the Business which, individually or in the aggregate, may be adverse to the Business or the results of operations, the condition (financial or otherwise), assets, properties, Liabilities or prospects of the Business in a manner that is material to the Business taken as a whole.

     "NON-U.S. BUSINESS EMPLOYEES" has the meaning specified in subsection 5.10(a).

     "OWNED INTELLECTUAL PROPERTY" has the meaning specified in Section 2.1(h).

     "PERMITTED LIENS" means any (a) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business and consistent with past practice that, in the aggregate, are not material in amount and do not interfere with the present use of the Assets to which they relate; (b) liens for current Taxes not yet due and payable; and (c) easements, covenants, rights of way or other restrictions that do not materially adversely affect the uses of the property to which they relate or the operation of the Business.

     "PERSON" shall include any individual, trustee, firm, corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

     "PRO FORMA BALANCE SHEETS" has the meaning specified in Section 5.4.

     "PURCHASE AND SALE AGREEMENTS" means any necessary Purchase and Sale Agreements entered into between a Foreign Seller and Buyer or any of its Affiliates, which provide for the transfer of the applicable Foreign Assets and the assumption of the applicable Assumed Liabilities, the terms and conditions of which shall be in all respects consistent with the terms and conditions of this Agreement.

     "PURCHASE PRICE" has the meaning specified in Section 2.4.

     "REAL PROPERTY" has the meaning specified in subsection 2.1(g).

     "RETAINED LIABILITIES" has the meaning specified in Section 3.2.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SEC DOCUMENTS" has the meaning specified in subsection 5.5(a).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SELLER" means Genus, Inc., a California corporation.

     "SELLER GROUP" means, collectively, the U.S. Seller and the Foreign
Sellers.

     "SELLER INDEMNIFIED PARTIES" has the meaning specified in Section 10.3.

     "SELLER LOSS" has the meaning specified in Section 10.3.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including Liability therefor as a transferee or successor-in-interest.

     "TAX RETURN" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with a Taxing Authority in connection with any Tax, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by a Taxing Authority in connection with any Tax.

     "TAXING AUTHORITY" means any Governmental Authority responsible for the imposition or collection of any Tax.

     "TRANSITION PERIOD" has the meaning specified in subsection 7.10(a).

     "TRANSITION SERVICES" has the meaning specified in subsection 7.10(a).

     "U.S. ASSETS" has the meaning specified in Section 2.1.

     "U.S. BUSINESS EMPLOYEES" has the meaning specified in subsection 5.10(a).

     "U.S. SELLER" means Seller and General Ionex Corporation, a Massachusetts corporation, and Ionex/HEI Corporation, a Massachusetts corporation, individually or collectively, except where the context otherwise requires.

     1.2   OTHER DEFINED TERMS.  In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

                                      ARTICLE II
                             PURCHASE AND SALE OF ASSETS

     2.1 PURCHASE OF U.S. ASSETS. Upon the terms and subject to the conditions herein set forth, in reliance upon the representations and warranties contained herein and in consideration of the payment of the Purchase Price, at the Closing Seller shall, and shall cause each U.S. Seller to, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from the U.S. Seller, all of the rights, title and interests of the U.S. Seller in and to the assets, operations and businesses and all other rights and privileges of every nature, kind and description, whether tangible or intangible (including goodwill), whether accrued, contingent or otherwise, relating primarily to or used or held for use primarily in the Business as conducted by the U.S. Seller, whether or not appearing on the books of the U.S. Seller (other than the Excluded Assets and the Foreign Assets, collectively, the "U.S. Assets"), including all the rights, title and interest of the U.S. Seller in, to or under any and all of the following:

           (a) all raw materials and inventories, including inventories of work in process, stores, supplies and finished goods, which are used primarily in the conduct of the Business (collectively, the "Inventories");

           (b) all machinery, equipment, computers, tapes, data bases, furniture, furnishings, automobiles, trucks, vehicles, tools (including tools used in the conduct of the Business which are in the possession of employees of the Business or Persons rendering services for the benefit of the Business), supplies and parts and other tangible personal property (including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person), whether owned, leased or subleased, which are used primarily in the conduct of the Business (collectively, the "Fixed Assets");

           (c) all written contracts entered into in the ordinary course of business and necessary for the conduct of the Business, and that are (i) for the sale and non-warranty service after the Closing of products of the Business (but excluding distributor and representative agreements), or (ii) set forth on
Schedule 2.1(c) (collectively, the "Contracts"); and all rights to indemnification, warranties, claims and causes of action against third Persons (and under insurance policies relating primarily to the conduct of the Business), including any right to receive payment for products sold or services rendered pursuant to, and to receive goods and services pursuant to, such Contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Contracts and otherwise;

           (d) all security, utility or similar deposits and prepaid expenses (including the prepaid rent under the Lease) related primarily to the Business;

           (e) all letters of credit (and proceeds thereof) issued in favor of the U.S. Seller that relates to any Contract; and all amounts prepaid to the U.S. Seller (and not yet earned by the U.S. Seller) pursuant to Contracts (which unearned amounts in the case of service contracts will be determined based on the number of months remaining under each such contract compared to the full term of such contract, without regard to any renewal options), which prepaid amounts Seller shall pay in cash to Buyer within 90 days after the Closing Date;

           (f) to the extent their transfer is permitted by law, all governmental licenses, permits, approvals, license applications, license amendment applications and product registrations with respect to the conduct of the Business;

           (g) the real property leased by Seller pursuant to the Lease set forth on Schedule 2.1(g) (the "Lease"), together with all improvements thereon and fixtures thereto (collectively, the "Real Property");

           (h) (1) all patents, pending patent applications, patent applications in process but not yet filed, and pending invention disclosures throughout the world, (2) all registered and unregistered trademarks, trade names and service marks and applications therefor throughout the world, (3) all copyrights and applications therefor throughout the world, (4) all know-how, trade secrets, confidential information, software, firmware, technical information, process technology, plans, drawings, designs, inventions, research records, procedures, manuals and blue prints, and (5) all licenses relating to any of the foregoing, in each case relating to the Business or used or held for use by the Seller Group in the conduct of the Business or that otherwise constitute a part of the technology, intellectual property or proprietary information usable in or related to the Business, other than any such intellectual property primarily used in the CVD Business (collectively, the "Owned Intellectual Property");

           (i) all Books and Records, including all Books and Records maintained at the facilities of the U.S. Seller in Newburyport, Massachusetts or in Sunnyvale California, and all leases, contracts and rights included in the Assets;

           (j) all rights to causes of action, claims, lawsuits, arbitrations, orders, judgments, decrees, awards and injunctions available to or being pursued by the U.S. Seller with respect to the U.S. Assets or the Business conducted therewith; and

           (k) the goodwill of the Business.

     Except as set forth on Schedule 2.1(c), Seller or its Affiliates, as applicable, at the Closing shall sell, transfer, deliver and assign the U.S. Assets and the Foreign Assets to Buyer or its Affiliates, as applicable, free and clear of all Encumbrances other than Permitted Liens.

     2.2   PURCHASE OF FOREIGN ASSETS.

           (a) Upon the terms and subject to the conditions herein set forth and in any Purchase and Sale Agreements entered into by the Foreign Sellers and Buyer and its Affiliates, and in consideration of the payment of the portion of the Purchase Price allocable to the Foreign Assets in accordance with
Section 11.1 and the assumption by Buyer's Affiliates of the Assumed Liabilities which are Liabilities of the Foreign Sellers, on the Closing Date, Seller shall cause the Foreign Sellers to sell, assign, transfer and deliver to Buyer's Affiliates, and Buyer's Affiliates shall purchase from the Foreign Sellers, all of the rights, title and interests of the Foreign Sellers in and to the assets, properties, operations and businesses and all other rights and privileges of every nature, kind and description, whether tangible or intangible (including goodwill), whether accrued, contingent or otherwise, used or held for use primarily in the conduct of the Business by the Foreign Sellers as such assets, properties, operations, businesses, rights and privileges may exist as of the Closing Date (or such later date, as the case may be), including all assets that are used or held for use by the Foreign Sellers primarily in the conduct of the Business and that fall within a category comparable to any of the categories enumerated in subsections 2.1(a) through 2.1(k) above (collectively, the "Foreign Assets").

           (b) Upon the terms herein set forth and subject to the conditions herein and in any Purchase and Sale Agreements entered into by the Foreign Sellers and Buyer and its Affiliates, (i) Seller shall cause the Foreign Sellers to consummate the transfers of the Foreign Assets to Buyer and its Affiliates as provided herein and therein and otherwise to comply with the Purchase and Sale Agreements, and (ii) Buyer shall cause its Affiliates accepting such Assets to consummate such transfers as provided herein and therein and otherwise to comply with the Purchase and Sale Agreements. Seller shall be responsible for, and shall indemnify Buyer and its Affiliates against, all Liabilities Buyer and such Affiliates incur and all claims therefor asserted against Buyer and such Affiliates as a result of any matter arising from such transfers that relate to or are based upon any fraudulent conveyance Action, withholding Tax Action or other comparable Action asserted under the law, statute or regulation of any jurisdiction, domestic or foreign, pertaining to Seller's allocation or payment of a portion of the Purchase Price to the Foreign Sellers.

           (c) Notwithstanding the provisions of Section 2.1 and this
Section 2.2, if requested by Buyer, certain Foreign Assets identified in such request shall be transferred at a date later than the Closing Date to an Affiliate of Buyer when and as directed by Buyer. Until such Assets are so transferred, the Affiliate of Seller holding such Assets shall continue to conduct the Business associated therewith for the account and benefit of Buyer in accordance with an operating agreement with respect thereto entered into between Buyer and Seller on the Closing Date.

     2.3 EXCLUDED ASSETS. Except as expressly set forth in subsections 2.1(d) and 2.1(e), Buyer shall not acquire hereby, (a) any right, title or interest to or in any cash, cash deposits, other cash equivalent investments, cash refunds, or bank accounts; (b) any business, operation, subsidiary or division of Seller and its Affiliates other than the Business; (c) any distributor agreements; (d) any accounts or notes receivable; or (e) any of the assets or rights listed on Schedule 2.3 (collectively, the "Excluded Assets").

     2.4 PURCHASE PRICE AND PAYMENT. Upon the terms and subject to the conditions herein set forth, and in consideration of the sale, assignment, transfer and delivery to Buyer and its Affiliates of the Assets, at the Closing Buyer or its Affiliates shall pay to Seller (acting on behalf of itself and as agent for the Foreign Sellers) an aggregate of TWENTY FIVE MILLION DOLLARS ($25,000,000), subject to the adjustment that may be made pursuant to
Section 7.12 (as so adjusted, the "Closing Payment") and subject to the adjustment that may be made pursuant to Section 7.13 (as so further adjusted, the "Purchase Price"); and Buyer shall, or shall cause its Affiliates to, assume, as of the Closing, the Assumed Liabilities as and to the extent provided in Article III. The Purchase Price (including the Assumed Liabilities) shall be allocated in accordance with Section 11.1.

     2.5 FULL POSSESSION. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall, and shall cause its Affiliates to, put Buyer and its Affiliates into full and actual possession, enjoyment and operating control of the Business and the Assets. The sale of the Business and the Assets contemplated hereby shall be effected by instruments of conveyance, transfer and assignment as Buyer may request that are necessary to vest in
(a) Buyer all of the rights, title and interests of the U.S. Seller in the U.S. portion of the Business and the U.S. Assets and, subject to the obtaining of any required authorizations, approvals, consents and waivers, and the satisfaction or termination of any required waiting periods under any applicable law, to such sale of the U.S. portion of the Business and the U.S. Assets, to put Buyer in full and actual possession, enjoyment and operating control of the U.S. portion of the Business and the U.S. Assets; and (b) Buyer or Buyer's Affiliates all of the rights, title and interests of the Foreign Sellers in the foreign portion of the Business and the Foreign Assets and, subject to the obtaining of any required authorizations, approvals, consents and waivers, and the satisfaction or termination of any required waiting periods under any applicable law, to such sale of the foreign portion of the Business and the Foreign Assets, to put Buyer or such Affiliates in full and actual possession, enjoyment and operating control of the foreign portion of the Business and the Foreign Assets.

     2.6 NO ASSIGNMENT IN CERTAIN CIRCUMSTANCES. Notwithstanding anything else contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver any interest in any instrument, commitment, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom, if a sale, conveyance, assignment, transfer or delivery or an attempt to make such a sale, conveyance, assignment, transfer or delivery without the authorization, approval, consent or waiver of a third Person would constitute a breach or violation thereof or affect adversely the rights of Buyer, Buyer's Affiliates or the Seller Group thereunder; and any sale, conveyance, assignment, transfer or delivery to Buyer or an Affiliate of Buyer of any interest under any such instrument, commitment, contract, lease, permit or other agreement or arrangement that requires the authorization, approval, consent or waiver of a third Person shall be made subject to such authorization, approval, consent or waiver being obtained. In the event that any such authorization, approval, consent or waiver is not obtained on or prior to the Closing Date, Seller shall, and it shall cause its Affiliates to, use its best efforts to obtain any such authorization, approval, consent or waiver (provided that, in obtaining any such authorization, approval, consent or waiver, Seller shall not, and shall cause its Affiliates not to, agree to any amendment, modification or supplement of any such instrument, commitment, contract, lease, permit or other agreement or arrangement, except with Buyer's consent, which consent shall not be unreasonably withheld), and

Seller (at its cost and expense) shall, and it shall cause its Affiliates to, to the greatest extent permitted by law and any such instrument, commitment, contract, lease, permit or other agreement or arrangement (including by acting as an agent of Buyer or its Affiliates), (a) hold such instrument, commitment, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom in trust for the benefit of Buyer, its Affiliates or otherwise for the exclusive use and benefit of Buyer or its Affiliates, and (b) take such other actions as are necessary to ensure that Buyer and its Affiliates receive the interest of the Seller Group in the benefits therefrom until such time as such authorization, approval, consent or waiver is obtained.

                                     ARTICLE III
                              ASSUMPTION OF LIABILITIES

     3.1 ASSUMPTION OF LIABILITIES. Effective as of the Closing, Buyer (or its Affiliates, as provided in Section 3.3) shall, without any further responsibility or Liability of or recourse to Seller or any of Seller's Affiliates, subsidiaries, shareholders, officers, directors, employees, agents, successors or assigns, absolutely and irrevocably assume, pay, perform and be liable and responsible for only the following Liabilities of the Seller Group (collectively, the "Assumed Liabilities"):

           (a) all obligations remaining to be performed after the Closing Date under the Contracts; and

           (b) all repair and replacement obligations remaining to be performed after the Closing Date under Seller's standard express written warranty provisions set forth in any product sales or service contracts with respect to products of the Business shipped prior to the Closing or services provided by the Business prior to the Closing.

     3.2 RETAINED LIABILITIES. Except as provided in Section 3.1, Buyer and its Affiliates shall not assume and shall not be responsible for, and there shall not be transferred to or assumed by Buyer or any of its Affiliates, any Liabilities of Seller or any of its Affiliates (or any predecessor thereof) arising from or relating to, in whole or in part, (x) the operations, activities, conduct or transactions of the Business or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of the Assets up through and including the Closing Date (or the date of any Additional Closing with respect to the Business and Assets transferred thereat), and (y) any and all other operations, activities or transactions of Seller and its Affiliates or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of any other assets or properties of Seller and its Affiliates, at any time, all of which Liabilities shall be and remain the sole responsibility of Seller and its Affiliates, including without limitation all of the following (collectively, all of the Liabilities described in this Section 3.2 being referred to in this Agreement as the "Retained Liabilities"):

           (a) any Liability associated with the breach of any Contract by Seller or any Affiliate thereof before the Closing;

           (b) any Liability associated with (i) the presence of any Hazardous Material in any products sold, supplied, serviced or disposed of by or on behalf of the Business or in the fixtures, structures, soils, groundwater, surface water or air on, under or about or emanating from the properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Seller or any of its Affiliates, or any predecessor thereof, including the Assets, any properties adjoining such properties, and any properties at which any of such products has been located; (ii) the use, generation, production, manufacture, treatment, storage, disposal, release, threatened release, discharge, spillage, loss, seepage or filtration of Hazardous Material from, on, under or about such products or properties or from the Business or the presence therein or thereunder of any underground or above-ground tanks for the storage of Hazardous Material; (iii) the violation or noncompliance or alleged violation or noncompliance of any Environmental Law, Environmental Permit or Governmental Order arising from or related to the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of any of such products or properties; (iv) the failure to have obtained or maintained in effect any Environmental Permit required by any Environmental Law or Governmental Order required as a result of the operation of the Business, the sale, supply, servicing or disposition of such products or the use, operation, ownership, lease, control, possession, occupancy, maintenance or condition of such properties; and (v) Governmental Orders or claims arising under any Environmental Law, in each case to the extent relating to the period up to and including the Closing Date;

           (c) without limiting Buyer's obligations as expressly set forth in
Section 12.1, any Liability associated with labor or employment matters, including those relating to severance pay, accrued vacation pay, wrongful discharge, employee grievances, unfair labor practices, violations of any applicable law, rule, regulation, ordinance or Governmental Order relating to any employees of Seller or its Affiliates, agents, representatives or contractors, the termination of any employees (whether union or nonunion), or the termination or violation of any collective bargaining agreement;

           (d) any Liability associated with the employee benefit plans or policies of Seller or any of its Affiliates;

           (e) any Liability associated with employee or customer health or safety;

           (f) any Liability associated with accounts payable, trade payables and indebtedness for borrowed money of Seller or any of its Affiliates;

           (g) any Liability associated with implied warranties or unwritten warranties on products or services of the Business;

           (h) any Liability imposed upon or incurred by Buyer or its Affiliates by operation of any applicable law, rule, regulation, ordinance or Governmental Order which Liability, if not for the operation of such law, rule, regulation, ordinance or Governmental Order, would have been a Retained Liability;

           (i) any Liability associated with personal injury or property damage caused or alleged to have been caused by any product, service or other activity of Seller or any of its Affiliates prior to the Closing, including those arising from any alleged design defect, manufacturing defect, failure to warn or negligence; and

           (j) any Liability associated with any of the Excluded Assets.

     3.3 LIABILITIES OF AFFILIATES OF SELLER. Buyer acknowledges that certain of the Assumed Liabilities are Liabilities of the Foreign Sellers. Accordingly, at the Closing and in consideration of the transfer of the Foreign Assets to Buyer and its Affiliates, Buyer and the respective Affiliates of Buyer acquiring particular Assets shall assume the Assumed Liabilities associated with such Assets from the applicable Foreign Sellers, as the case may be, on the same terms as the Assumed Liabilities assumed by Buyer from Seller pursuant to
Section 3.1; PROVIDED, HOWEVER, notwithstanding any other provision of this Agreement, Buyer and its Affiliates shall not assume or become responsible for any Assumed Liabilities related to any Foreign Assets and the Business conducted therewith unless and until such Business and Foreign Assets actually are sold, conveyed, assigned, transferred and delivered to Buyer or its designated Affiliates pursuant to this Agreement or any applicable Purchase and Sale Agreement.

                                      ARTICLE IV
                                       CLOSING

     4.1   CLOSING.

           (a) The consummation of the purchase and sale of the U.S. Assets
(the "Closing") shall take place at Buyer's principal executive offices located at 3050 Hansen Way, Palo Alto, California, at 7:00 a.m., local time, on June 26, 1998 or on such date thereafter that is five business days after the satisfaction of all conditions to Closing set forth in Article VIII and
Article IX. The consummation of the purchase and sale of the Foreign Assets which may be sold, conveyed, assigned, transferred and delivered to Buyer or its designated Affiliates concurrently therewith in accordance with this Agreement and the Purchase and Sale Agreements shall take place simultaneously at Buyer's principal executive offices located at 3050 Hansen Way, Palo Alto, California, at 7:00 a.m., local time, or such other location or locations as may be required to comply with applicable law. The consummation of such transactions is herein collectively referred to as the "Closing." The date and time of the Closing are sometimes referred to herein as the "Closing Date."

           (b) The consummation of the purchase and sale of the Foreign
Assets not consummated on the Closing Date shall take place as soon as practicable thereafter at one or more closings at such date(s), time(s) and/or location(s) as shall be directed by Buyer (the "Additional Closings"). The Additional Closings shall not take place unless and until the Foreign Assets to be transferred at an Additional Closing and the Business associated therewith can be purchased and sold in accordance with this Agreement and any applicable Purchase and Sale Agreement.

     4.2 SELLER OBLIGATIONS AT CLOSING. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

           (a) All warranty deeds, bills of sale and other instruments of conveyance, transfer and assignment (in recordable form with respect to real property interests, and including the appropriate certification under Section
 1445(b)(2) of the Code) and agreements as Buyer may request that are necessary to vest in Buyer all of the rights, title and interests of the U.S. Seller in the U.S. Assets and in Buyer or its Affiliates all of the rights, title and interests of the Foreign Sellers in the Foreign Assets to be transferred at such time, free and clear of all Encumbrances, other than Permitted Liens, and to reflect the allocation provided for in Section 11.1;

           (b) The opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to Seller, in a form reasonably acceptable to Buyer;

           (c) Such officers' certificates certifying as to compliance with the conditions set forth in Article VIII as may be reasonably requested by Buyer;

           (d) An estoppel certificate and consent to assignment from the landlord of the Real Property (the "Landlord"), dated as of the Closing Date, certifying (i) that the Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications), (ii) the dates, if any, to which all rental due under the Lease has been paid, (iii) whether there are then existing any charges offsets or defenses against the enforcement by Landlord or any agreement, covenant or condition of the Lease on the part of Seller to be performed or observed (and, if so, specifying the same), (iv) whether there are then existing any defaults by Seller in the performance or observance by Seller of any agreement, covenant or condition of the Lease on the part of Seller to be performed or observed and whether any notice has been given to Seller of any default under the Lease that has not been cured (and, if so, specifying the same); and (v) that the Landlord consents to the assignment of the Lease by Seller to Buyer;

           (e) The unconditional written commitments, dated as of the Closing Date, from a title insurance company satisfactory to Buyer to issue at Buyer's sole expense an ALTA Leasehold Owner's Title Insurance Policy dated as of the Closing Date with respect to the Real Property, in such amount as may be specified by Buyer, showing the leasehold estate to be vested in Buyer free and clear of all Encumbrances (including any liens and mortgages encumbering the Landlord's fee interest unless such lender has executed a non-disturbance and attornment agreement reasonably acceptable to Buyer with respect to the Lease), except Permitted Liens, and containing such extended coverage over the general exceptions and containing such endorsements as Buyer may reasonably request; and

           (f) The Ancillary Agreements, duly executed by Seller or its Affiliates, as the case may be.

     4.3 BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

           (a) The Closing Payment, which shall be delivered to Seller
(acting on behalf of itself and as agent for the Foreign Sellers) by wire transfer of immediately available funds to an account or accounts designated in writing by Seller;

           (b) The opinion of the General Counsel to Buyer in a form reasonably acceptable to Seller;

           (c) Such officers' certificates certifying as to compliance with the conditions set forth in Article IX as may be reasonably requested by Seller; and

           (d) The Ancillary Agreements, duly executed by Buyer or its Affiliates, as the case may be.

                                      ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     5.1   ORGANIZATION.  Seller, each other U.S. Seller and each Foreign
Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to conduct its business as and where it is being conducted, including to own the Assets owned by it and conduct the Business as and where it is being conducted by it.

     5.2   AUTHORIZATION.

           (a) Seller has full corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller. This Agreement constitutes, and upon the execution and delivery thereof by Seller each Ancillary Agreement will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

           (b) Each of the Foreign Sellers has full corporate power and authority to enter into the Ancillary Agreements to which it will be a party and to consummate the transactions contemplated thereby. The execution and delivery of such Ancillary Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of the Foreign Sellers. When executed and delivered by the Foreign Sellers, each such

Ancillary Agreement will constitute a legal, valid and binding obligation of the Foreign Sellers which are parties thereto, enforceable against such Foreign Sellers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

           (c) Except as set forth in Disclosure Schedule Section 5.2(c), no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of the Seller Group in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation by them of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings does not have a Material Adverse Effect.

     5.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or any Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with or provide a right of termination to any Person under (a) any provision of the Charters or Bylaws of any member of the Seller Group, (b) in any material respect any law, rule, regulation or Governmental Order to which the Seller Group or the Business and the Assets are bound or subject or (c) any agreement, indenture, undertaking, permit, license or other instrument to which the Seller Group is a party or by which any of them or any of their properties may be bound or affected, other than (x) the requirements of any applicable bulk sales or bulk transfer laws or
(y) as set forth in Disclosure Schedule Section 5.3.

     5.4 FINANCIAL STATEMENTS. Disclosure Schedule Section 5.4 sets forth the (a) unaudited balance sheets for the Business as at December 31, 1997 and March 31, 1998, (b) unaudited statement of operations of the Business for the one-year period ended December 31, 1997 and (c) unaudited PRO FORMA balance sheets for the Assets, Assumed Liabilities and related reserves, as of December 31, 1997 and March 31, 1998, which shall be prepared based on the form of the balance sheets for the Business (collectively, the "PRO FORMA Balance Sheets" and together with the foregoing financial statements for the Business, the "Financial Statements"). Except as set forth in Disclosure Schedule
Section 5.4, the Financial Statements (other than the PRO FORMA Balance Sheets) have been prepared in accordance, in all material respects, with GAAP. Except as set forth in Disclosure Schedule Section 5.4, the balance sheets included in the Financial Statements (other than the PRO FORMA Balance Sheets) present fairly in all material respects in accordance with GAAP the financial condition of the Business as at their respective dates and the statement of operations included in the Financial Statements presents fairly in all material respects in accordance with GAAP the results of operations of the Business for the period covered thereby. The Financial Statements for the period ended March 31, 1998 were prepared on a basis consistent with the Financial Statements for the period ended December 31, 1997. The Financial Statements (other than the PRO FORMA Balance Sheets) were prepared on a basis consistent with the audited consolidated financial statements of Seller for such periods. The books and records of Seller from which the Financial Statements were prepared were complete and accurate in all material respects at the time of such preparation. Seller maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) material transactions are executed in accordance with management's general or specific authorization; (b) material transactions are recorded as necessary to permit preparation of financial statements in conformity, in all material respects, with GAAP and to maintain accountability for material assets; (c) access to material assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any material differences. Except to the extent reflected on or reserved against on the face of the PRO FORMA Balance Sheet as of March 31, 1998 (which reserves are appropriate and reasonable), neither Seller nor any of its Affiliates has any Liabilities arising from or relating to the Business, and none of the Assets are subject to or bound by any Liabilities, other than such Liabilities incurred in the ordinary course of business and consistent with past practice since the date of the PRO FORMA Balance Sheet as of March 31, 1998. The balance sheets included in the Financial Statements, as at their respective dates, include all provisions for Liabilities and commitments which, in accordance in all material respects with GAAP subject to omission of footnotes and normal year-end audit adjustments, are required to have been accrued or otherwise provided for.

     5.5   SEC DOCUMENTS.  During the three-year period preceding the Agreement
Date:

           (a) Seller has filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the "SEC Documents");

           (b) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, and the Exchange Act, and, except to the extent superceded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents comply as to form, as of their respective dates of filing, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present in all material respects the consolidated financial position of Seller and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended; and

           (c) Except as disclosed in Seller's Report on Form 10-K for the period ended December 31, 1997, Seller knows of no material information adverse to the Business that would be required to be set forth in management's discussion and analysis for a Report on Form 10-K if the Exchange Act required Seller to file such a report for the one-year period ending on the Agreement Date.

     5.6   TITLE TO ASSETS.

           (a) Except as set forth in Disclosure Schedule Section 5.6(a), the Seller Group has good and marketable title to all of the properties and assets of the Business (real, personal and mixed, tangible and intangible), including the Assets, all the properties and assets reflected in the PRO FORMA Balance Sheet as of March 31, 1998 (except for properties and assets sold since the date of the PRO FORMA Balance Sheet as of March 31, 1998 in the ordinary course of business and consistent with past practice and accounts receivable and notes receivable paid in full subsequent to the date of the PRO FORMA Balance Sheet as of March 31, 1998) and all properties and assets purchased or otherwise acquired by any of the Seller Group since the date of the PRO FORMA Balance Sheet as of March 31, 1998. Except for Permitted Liens or as otherwise explained on Disclosure Schedule Section 5.6(a), none of the Assets is subject to any Encumbrance of any kind.

           (b) Except as set forth in Disclosure Schedule Section 5.6(b), the tangible personal property included in the Assets are in good operating condition and repair, and are safe and are adequate for the uses to which they are intended and are being put. None of such Assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs due to normal wear and tear and not cause by faulty workmanship. Seller has no warranty claims pending, and, to Seller's knowledge, Seller has no basis for making any warranty claim, against any third Person relating to any of such Assets.

     5.7   REAL PROPERTY.

           (a) Disclosure Schedule Section 5.7(a) contains accurate and complete lists and descriptions of all real property owned or leased by each of the Seller Group for use in the operation of the Business as well as all buildings and other structures and material improvements located on such real property which are used in the operation of the Business.

           (b) All such leases of real property, including the Lease, are valid, binding and enforceable in accordance with their terms and are in full force and effect. There are no existing defaults under the applicable lease by any of the Seller Group or, to the knowledge of the Seller Group, any other party thereto, and no event of default on the part of the Seller Group or, to the knowledge of the Seller Group, on the part of any other party thereto has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder. Seller has made available to Buyer true and correct copies of the Lease.

           (c) Except as set forth in Disclosure Schedule Section 5.7(c), the improvements and fixtures among the Real Property are in good operating condition and repair, and are safe and are adequate for the uses to which they are intended and are being put. None of such Assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs due to normal wear and tear and not caused by faulty workmanship.

     5.8   INTELLECTUAL PROPERTY.

           (a) Disclosure Schedule Section 5.8(a) contains an accurate and complete list of the Owned Intellectual Property. The Seller Group is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Encumbrances), the Owned Intellectual Property. The Seller Group has the sole and exclusive right to use, sell, assign, transfer, license or dispose of all the Owned Intellectual Property. The Seller Group has the sole and exclusive right to license all the Licensed Intellectual Property in accordance with the terms of the License Agreement.

           (b) Except as set forth in Disclosure Schedule Section 5.8(b), there is no pending Action or, to the knowledge of the Seller Group, threatened Action contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property and none of the Seller Group knows of any valid grounds for any BONA FIDE Action of any such kind. There is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third Person. None of the Intellectual Property is subject to any Governmental Order, stipulation or agreement restricting in any manner the licensing thereof.

           (c) To the knowledge of the Seller Group, the conduct of the Business by the Seller Group does not infringe upon the intellectual property rights of any third Person. Neither Seller nor any of its Affiliates has received any written notice alleging that the conduct of the Business by the Seller Group infringes the intellectual property rights of any third Person.
The use of the Intellectual Property in the conduct of the Business does not violate any contract, agreement or commitment between Seller or any of its Affiliates and any third Person. Except as set forth in Disclosure Schedule
Section 5.8(c), there is no pending Action or, to the knowledge of the Seller Group, threatened Action alleging that the conduct of the Business infringes the intellectual property rights of any third Person and none of the Seller Group knows of any valid grounds for any BONA FIDE Action of any such kind.

           (d) The Intellectual Property constitutes all the technology, intellectual property and proprietary information necessary for the continued operation of the Business as conducted by the Seller Group.

     5.9 LITIGATION; LEGAL MATTERS. Except as set forth on Disclosure Schedule Section 5.9, with respect to the Business or the Assets, there is no Action pending or, to the knowledge of the Seller Group, threatened against or involving any of the Seller Group or any of the officers, directors, shareholders, properties, assets or businesses of any the Seller Group, whether at law or in equity, or before or by any Governmental Authority, nor any Governmental Order of any Governmental Authority against or affecting or which could affect (without regard to the availability of insurance) any of the Seller Group with respect to the Business, the Assets, any product sold, supplied, serviced or disposed by or on behalf of the Business, or any of the officers, directors, shareholders, employees, properties, assets or activities of the Business.

     5.10  EMPLOYEES; EMPLOYEE BENEFIT PLANS; LABOR.

           (a) Disclosure Schedule Section 5.10(a) contains a complete and correct list of all employees of Seller and its Affiliates whose employment related at any time during the 12-month period immediately preceding the Agreement Date primarily to the Business, including each such employee's title, work location and date of hire. For purposes of this Agreement, (i) the term "U.S. Business Employees" refers to all such employees whose principal work location is within the United States of America, (ii) the term "Non-U.S. Business Employees" refers to all such employees whose principal work location is outside of the United States of America, and (iii) the term "Business Employees" refers to all such employees (i.e., to U.S. Business Employees and Non-U.S. Business Employees collectively).

           (b) Disclosure Schedule Section 5.10(b) contains a complete and correct list of all collective bargaining, labor and employment agreements or other similar arrangements that pertain to any Business Employee.

           (c) None of the Seller Group has ever maintained, administered or contributed to any plan subject to Title IV of ERISA with respect to any Business Employee.

           (d) Except for the collective bargaining agreements listed in Disclosure Schedule Section 5.10(b), no Business Employee is covered under any other collective bargaining agreement. With respect to the conduct of the Business and the use of the Assets: (a) there is no unfair labor practice complaint against any of the Seller Group pending or, to the knowledge of the Seller Group, threatened before the National Labor Relations Board or any comparable foreign, state or local Governmental Authority; (b) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Seller Group, threatened against or directly affecting any of the Seller Group; (c) no union representation question exists or negotiations regarding union representation have taken place or are ongoing respecting the employees of any of the Business and no notice or demand for union recognition has been received by any of the Seller Group; (d) no grievance or any Action arising out of or under collective bargaining agreements is pending and no claims therefor exist; (e) no collective bargaining agreement which is binding on any of the Seller Group prevents it from relocating or closing any of its operations;
(f) none of the Seller Group has experienced any work stoppage or other labor difficulty since January 1, 1996; and (g) there are no pending or, to the knowledge of the Seller Group, threatened unfair employment practice charges or administrative proceedings relating to any past or present employees of the Business.

     5.11  ENVIRONMENTAL MATTERS.  Except as set forth in Disclosure Schedule
Section 5.11:

           (a) each of the Seller Group is, and the Seller Group currently operates and maintains the Business and the Assets, in compliance with all applicable Environmental Laws and Governmental Orders and the requirements of all Environmental Permits held or required to be held by the Seller Group and no member of the Seller Group has received a notice of violation or other demand from a third Person alleging that the Business is in violation of any Environmental Law;

           (b) Environmental Permits are in effect for (1) any activities currently conducted by or on behalf of the Business, (2) any products sold, supplied, serviced or disposed of by or on behalf of the Business, including the Assets, and (3) any properties at which any of such activities are conducted or products are located, including the Real Property (the "Properties");

           (c) there are no underground storage tanks at the Real Property containing Hazardous Materials or which formerly contained Hazardous Materials;

           (d) Neither the Real Property nor, to Seller's knowledge, any properties adjoining the Real Property are listed or proposed for listing on the U.S. National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ. or on the Comprehensive Environmental Response Compensation Liability Information System or any foreign or state list of sites requiring investigation, remediation or cleanup;

           (e) there are no Governmental Orders outstanding, no claims have been instituted or filed, and none are pending or, to the Seller Group's knowledge, threatened with respect to any of the Retained Liabilities referred to in subsection 3.2(b);

           (f) to Seller's knowledge, with respect to the conduct of the Business and the use of the Assets, or the sale, supply, servicing and disposal of products containing Hazardous Materials in connection with the conduct of the Business, the Seller Group has disposed of all such products containing Hazardous Materials, any wastes and all Hazardous Material in compliance with all applicable Environmental Laws, Environmental Permits and Governmental Orders, and none of the Seller Group has received any notice or claim of Liability as a result of any such disposal;

           (g) there is no Hazardous Material in quantities and under conditions likely to require Buyer to conduct an investigation or remediation under applicable Environmental Laws in any of the fixtures, structures, soils, groundwater, surface water or air on, under or about or emanating from the Assets or the Real Property, or to Seller's knowledge any properties adjoining such properties; and

           (h) the Seller Group has provided Buyer with true, accurate and complete copies of any Governmental Orders applicable to the Assets, the Business or the Real Property, any written assessments of the environmental conditions at the Real Property, and any written reports of releases of Hazardous Materials on, under, about, or emanating from the Real Property in Seller's or any of its Affiliates' possession or reasonable control.

     5.12  CONTRACTS AND COMMITMENTS.

           (a) Except as set forth in Disclosure Schedule Section 5.12(a), none of the Contracts contain a provision (1) restricting any of the Seller Group from carrying on the Business or any part thereof anywhere in the world;
(2) relating to the proposed acquisition of any operating business or any assets outside the ordinary course of business; or (3) relating to indebtedness for borrowed money, including capital leases and any security agreements relating thereto.

           (b) Disclosure Schedule Section 5.12(b) sets forth a complete and accurate list of each Contract:

                 (i)     relating to the supply of tandem accelerators; and

                 (ii) with terms and conditions for services to be rendered by Seller that are different from Seller's standard terms and conditions for the service of products of the Business.

           (c) Disclosure Schedule Section 5.12(c) sets forth a complete and accurate list of all contracts, agreements, arrangements and commitments (whether or not a Contract) to which Seller or any of its Affiliates is a party and which relate to the Business: (i) for sales agency, representation or distribution; (ii) for consulting services; (iii) for research and development; and (iv) licenses to Seller or any Affiliate from any third Person of any intellectual property used in the Business or any licenses from Seller or any Affiliate to any third Person of any Intellectual Property.

           (d) True and complete copies of all documents (together with all ancillary documents thereto, including any amendments, consents for alterations and documents regarding variations) set forth in Disclosure Schedule Sections 5.12(a), 5.12(b) and 5.12(c) have been delivered to Buyer.

           (e) Except as set forth in Disclosure Schedule Section 5.12(e), with respect to the Contracts, (i) each is a legal, valid and binding obligation of the Seller Group and, to the knowledge of the Seller Group, each other party thereto and in full force and effect, (ii) none of the Seller Group and, to the knowledge of the Seller Group, no other party thereto is in default in the performance of any of its obligations thereunder or in the payment of any principal of or interest on any indebtedness for borrowed money, (iii) no default of the Seller Group and, to the knowledge of the Seller Group, no other party thereto has occurred which (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute an event of default thereunder, (iv) upon consummation of the transactions contemplated by this Agreement without providing notice to or obtaining consent from any Person, each such contract, agreement, commitment or restriction will continue in full force and effect without penalty or other adverse consequence and shall be unaffected by such transactions, and (v) no such contract, agreement, commitment or restriction has been amended or otherwise affected by any side letter, interpretation or correspondence relating thereto.

     5.13 PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in Disclosure Schedule Section 5.13 or Disclosure Schedule 5.11 with respect to Environmental Permits, none of the Seller Group requires the consent of any third Person to permit each of the Seller Group to operate the Business in the manner in which it currently is being conducted, and each of the Seller Group possesses all permits, health and safety permits, licenses, orders, approvals and authorizations from third Persons, including Governmental Authorities, currently required by applicable provisions of any law, statute, regulation, existing judicial decision or Governmental Order, or by the property and contract rights of third Persons, necessary to permit the operation of the Business and the Assets in the manner in which it currently is being conducted and used, and to permit the occupancy of its properties. Disclosure Schedule
Section 5.13 sets forth a true and complete list of all such permits, licenses, orders, approvals and authorizations in the possession of each of the Seller Group which are material to the operation of the Business, accurate and complete copies of which have been provided to Buyer. All such permits, licenses, orders, approvals and authorizations are in full force and effect and, except as explained in Disclosure Schedule Section 5.13, will remain in full force and effect following the consummation of the transactions contemplated hereby, no suspension or cancellation of any of them is threatened, and no such permit, license, order, approval or authorization will be materially and adversely affected by the consummation of the transactions contemplated by this Agreement. Disclosure Schedule Section 5.13 also specifically identifies those of such permits, licenses, orders, approvals and authorizations that require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby. Except as disclosed in Disclosure Schedule Section 5.13, there is no existing practice, action or plan of any of the Seller Group with respect to the operations, activities, conduct or transactions of the Business or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of the Assets and no existing condition of the Assets that may give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable statute, law, regulation or Governmental Order.

     5.14 COMPLIANCE WITH LAWS. To the knowledge of the Seller Group, except as set forth on Disclosure Schedule Section 5.14, the Seller Group has complied with all laws, statutes, regulations and Governmental Orders in the operations, activities, conduct and transactions of the Business and their use, operation, ownership, lease, possession, control, occupancy and maintenance of the Assets. None of the use, ownership, lease, possession, control, occupancy, maintenance or condition of any the properties or assets of the Business, including the Assets, nor the operations, activities, conduct or transactions of the Business, conflicts with the rights of any other Person or violates, or with or without the giving of notice or passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any Encumbrance, lease, license, agreement, contract, agreement, commitment or understanding or any law, statute, regulation or Governmental Order to which any of the Seller Group is a party or by which any of the Seller Group or any of the properties or assets of the Business, including the Assets, may be bound or affected.

     5.15  WARRANTY OBLIGATIONS; PRODUCT LIABILITY.

           (a) Disclosure Schedule Section 5.15(a) contains the Business's standard forms of product warranties and guarantees, and a description of unexpired, non-standard product warranties and guarantees, given to customers by Seller and its Affiliates in connection with the products or operation of the Business. Seller's costs to repair or replace products of the Business under warranties (whether written or oral, or express or implied) did not exceed in the aggregate $2,200,000 in Seller's fiscal year ended December 31, 1997. Each of the products of the Business is capable of meeting all of Seller's published specifications and any applicable Contract specifications, and no Product improvement or new product development is necessary to perform any Contract.

           (b) Except as set forth in Disclosure Schedule Section 5.15(b), no product liability, warranty or similar Actions have been made, threatened or commenced against Seller or any of its Affiliates with respect to the products distributed, sold, serviced, repaired or assembled, or services rendered, by Seller or any of its Affiliates in connection with the operations, activities, conduct or transactions of the Business or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of the Assets. Except as described in Disclosure Schedule Section 5.15(b), there is no fact or circumstance, whether individual or recurring, known to Seller or any Affiliate thereof, and there have been no events or information which have come to the attention of Seller or any Affiliate thereof, which might reasonably give rise to any Liability for bodily injury as a result of any alleged, suspected or actual defects, hazards or failures to warn in, or conditions of, products designed, manufactured, distributed, sold, serviced, repaired or assembled, or in the design of any of such products, or any services rendered, by or on behalf of Seller or any Affiliate thereof in connection with the operations, activities, conduct or transactions of the Business or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of the Assets.

     5.16 INVENTORY. All of the Inventories consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the accounting records of the Seller Group with respect to the Business in a manner consistent with the past practices of the Business consistently applied. All of the Inventories not so written off have been valued at the lower of cost or market on a first in, first out basis. The quantities of each item of Inventory held by the Seller Group for use in the Business (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Business. None of the Inventory is defective or adulterated and all of the Inventory may be safely used in the equipment serviced, repaired or assembled by the Business. Seller has no warranty claims pending, and, to Seller's knowledge, Seller has no basis for making any warranty claim, against any third Person relating to any of the Inventories.

     5.17 DISCLOSURE. No representations or warranties by Seller or any of its Affiliates, singly or collectively, in this Agreement or any Ancillary Agreement and no statement contained in any document (including, without limitation, financial statements and the Schedules hereto), certificate or other writing furnished or to be furnished by Seller or any Affiliate thereof to Buyer or any Affiliate thereof pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading. All projections, forecasts or other forward looking information that were furnished to Buyer by or on behalf of Seller or any Affiliate thereof were prepared in good faith and based upon reasonable estimates and all the facts and circumstances then known to Seller or any such Affiliate.

     5.18 TAX MATTERS. Each U.S. Seller and Foreign Seller has, or prior to the Closing will have, accurately prepared and duly and timely filed all Tax Returns that they were required to file on or before the date of the Closing and have paid all Taxes shown as required to be paid with respect to the periods covered by such Tax Returns. No deficiencies for any Taxes have been asserted in writing or assessed against any U.S. Seller or Foreign Seller that remain unpaid. There are no agreements, waivers or arrangements providing for the extension of time with respect to the assessment of any Tax owed by any U.S. Seller or Foreign Seller. There are no Tax liens upon any of the Assets. No U.S. Seller or Foreign Seller is a party to any Tax allocation or sharing agreement. No U.S. Seller is a "foreign person" within the meaning of Section 1445 of the Code. None of the Foreign Assets is considered a "United States real property interest" within the meaning of
Section  897(c) of the Code.

                                      ARTICLE VI
                       REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     6.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     6.2   AUTHORIZATION.

           (a) Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes, and upon the execution and delivery thereof by Buyer, each Ancillary Agreement will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

           (b) Except as described in Schedule 6.2(b), no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Buyer or any of its Affiliates in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings is not reasonably likely to (i) prevent or materially delay consummation of the transactions contemplated by this Agreement or (ii) prevent Buyer and its Affiliates from performing their obligations under this Agreement.

     6.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or any Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (a) any provision of the Charter or Bylaws of Buyer or any of its Affiliates, (b) in any material respect any law, rule, regulation or Governmental Order to which Buyer or any such Affiliate or any of their business or assets are bound or subject or
(c) any agreement, indenture, undertaking, permit, license or other instrument to which Buyer or any such Affiliate is a party or by which any of them or any of their properties may be bound or affected, other than such violations and conflicts which are not reasonably likely to (i) prevent or materially delay consummation of the transactions contemplated by this Agreement or (ii) prevent Buyer and its Affiliates from performing their obligations under this Agreement.

                                     ARTICLE VII
                                  CERTAIN COVENANTS

     7.1 ACCESS TO INFORMATION. From the date hereof until the Closing, but subject to any rights of third Persons, upon reasonable notice, Seller shall
(a) afford the officers, employees and authorized agents and representatives of Buyer reasonable access (including such access as is necessary for Buyer to complete a Phase II environmental review of the Real Property) during normal business hours to the offices, properties, personnel and Books and Records of the Seller Group relating to the Assets and the Business and (b) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the Assets and the Business (or legible copies thereof) as Buyer may from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Seller Group. Without limiting the generality of the foregoing, the Seller Group shall cooperate fully with Buyer's investigation of the Assets and the Business and provide copies of such documents in its possession as Buyer may reasonably request to confirm the title to any and all properties or assets used in the Business. No investigation by Buyer or knowledge by Buyer of a breach of a representation or warranty of Seller shall affect the representations and warranties of Seller or Buyer's recourse under any provision of this Agreement (including Article X) or the Ancillary Agreements with respect thereto.

     7.2 CONDUCT OF BUSINESS PENDING CLOSING. From the Agreement Date until the Closing, except as required or permitted by this Agreement or otherwise consented to or approved by Buyer in writing, and except for any transactions reasonably related to the Excluded Assets which do not materially affect the Business, the Assets or the Assumed Liabilities:

           (a) Except as set forth in Schedule 7.2(a), Seller shall and shall cause the Seller Group to operate the Business only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted. Seller shall and shall cause the Seller Group to use commercially reasonable efforts to (i) preserve the Business, including its relationships with customers and suppliers, and (ii) keep available to Buyer the services of the present officers, employees, agents and independent contractors of the Business.

           (b) With respect to the Assets and the Business, Seller shall not, and shall cause the Seller Group not to, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

                 (i) permit or allow any of the Assets to be subject to any additional Encumbrance (other than Permitted Liens) or sell, transfer, lease or otherwise dispose of any such Assets, except in the ordinary course of business and consistent with past practice;

                 (ii) terminate any Designated Employee or grant any increase or make any decrease in salaries or commissions payable or to become payable to any employee of the Business, or to any sales agent or representative of the Business, except normal increases in salaries and commissions in accordance with Seller's existing compensation practice;

                 (iii) license, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right under or respecting, or enter into any settlement regarding the breach or infringement of, any Intellectual Property;

                 (iv)    amend, modify or supplement any Contract;

                 (v) establish or change any pricing terms with respect to products or services of the Business;

                 (vi) accept any orders or issue any quotations for sales of any products or services of the Business; or

                 (vii) agree, whether in writing or otherwise, to do any of the foregoing.

     7.3 NO SOLICITATION OF TRANSACTIONS. From the Agreement Date through the Closing Date, neither Seller nor any of its representatives, Affiliates, directors, officers, employees, subsidiaries or agents will solicit or encourage any Acquisition Proposal or assist any third Person in preparing or soliciting such an Acquisition Proposal. Seller shall not, and shall cause such representatives, Affiliates, directors, officers, employees, subsidiaries and agents not to, engage in any discussions, conversations, negotiations or other communication with any Person(s) relating to an Acquisition Proposal; PROVIDED, HOWEVER, that Seller may engage in discussions or negotiations with, and furnish information concerning Seller and the Business to, any third Person that makes an unsolicited Acquisition Proposal if the Board of Directors of Seller concludes in good faith after consultation with its outside counsel that such action likely is required to satisfy the fiduciary duties of such Board under California law. Seller will promptly, but in no event later than 24 hours, notify Buyer of the receipt of any Acquisition Proposal, including the material terms and conditions thereof, and will promptly, but in no event later than 24 hours, notify Buyer of any determination by Seller's Board of Directors that a Superior Proposal has been made. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any proposal or offer, or any expression of interest by any third Person relating to Seller's willingness or ability to receive or discuss a proposal or offer, for an acquisition of the Assets (other than in the ordinary course) or the Business (whether directly or indirectly, including through a sale or purchase of more than 50% of the voting securities of Seller or a merger with Seller). For purposes of this Agreement, the term "Superior Proposal" shall mean any bona fide Acquisition Proposal which is on terms that a majority of the members of the Board of Directors of Seller determines in their good faith reasonable judgment (based on the advice of legal counsel and of a financial advisor of nationally recognized reputation), after taking into account all factors deemed relevant by the Board of Directors, which factors shall include any conditions to such Acquisition Proposal, the nature of the consideration offered, the liabilities assumed, the timing of the closing thereof, the risk of nonconsummation and any required governmental or other consents, filings and approvals, to be more favorable to Seller than the transactions contemplated hereby.

     7.4 CONFIDENTIALITY. During the period between the Agreement Date and the Closing Date, Buyer shall, and shall cause its representatives, Affiliates and employees, and after the Closing Date, Seller shall, and shall cause its representatives, Affiliates and employees: (a) to use commercially reasonable efforts to treat and hold as confidential (and not to disclose or provide access to any Person to) any information relating to the Business or the Assets or any other confidential information with respect to the Business or the Assets;
(b) in the event that any of them becomes legally compelled to disclose any such information, to provide the other party with prompt written notice of such requirement so that such other party or an Affiliate thereof may seek a protective order or other remedy or waive compliance with this Section 7.4;
(c) in the event that such protective order or other remedy is not obtained, or such other party waives compliance with this Section 7.4, to furnish only that portion of such information which is legally required to be provided and to exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; (d) to the extent permitted by law, to promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the other party any and all copies (in whatever form or medium) of all such information and to destroy any and all additional copies of such information and any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; PROVIDED, HOWEVER, that this sentence shall not apply to any information which, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement. Each party agrees and acknowledges that remedies at law for any breach of its obligations under this
Section 7.4 may be inadequate and that in addition thereto the other party (or its Affiliate) shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

     7.5   AUTHORIZATIONS.

           (a) Buyer and Seller, as promptly as commercially practicable after the Agreement Date, shall and shall cause their respective Affiliates to
(i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all laws, rules and regulations applicable to it as may be required for it to consummate the transfer of the Assets and the other transactions contemplated hereby in accordance with the terms of this Agreement;
(ii) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the parties expressed herein. Each party shall use its commercially reasonable efforts to satisfy the conditions to Closing applicable to it in Articles VIII and IX as soon as commercially practicable.

           (b) If required by the HSR Act, Buyer and Seller shall comply promptly with the notice and reporting requirements of the HSR Act and shall reasonably cooperate with one another with respect thereto. Buyer and Seller shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether U.S., foreign or multi-national) (collectively, the "Antitrust Authorities").

           (c) Buyer and Seller shall exercise commercially reasonable efforts, and shall cooperate with each other, to prevent the entry in any Action brought by an Antitrust Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

           (d) Buyer and Seller each shall cooperate in good faith with the Antitrust Authorities and undertake promptly any and all commercially reasonable actions to facilitate the completion lawfully of the transactions contemplated by this Agreement.

           (e)   Unless Seller receives a Superior Proposal, Seller shall
(i) cause a meeting of its shareholders to be duly called and held as soon as practicable (and in any event no later than June 26, 1998) for the purpose of voting on the transactions contemplated hereby to the extent required by
Section 1001 of the General Corporation Law of the State of California;
(ii) actively recommend the approval of such transactions by such shareholders;
(iii) use commercially reasonable efforts to obtain such approval; (iv) prepare and file with the Securities and Exchange Commission related preliminary proxy materials as soon as practicable; (v) use commercially reasonable efforts to promptly satisfy any comments of the staff of the SEC; and (vi) use commercially reasonable efforts to mail definitive proxy materials to it shareholders as soon as practicable.

     7.6 BOOKS AND RECORDS. From and after the Closing Date until the [seventh] anniversary of the Closing Date, and without limiting the parties' rights under the Ancillary Agreements, Buyer and Seller shall, and shall cause their respective Affiliates to, at the request of the other party, make available to such other party from time to time on a reasonable basis the Books and Records in their possession. Notwithstanding the foregoing, if the party to which a request for access to Books and Records is directed indicates that it believes that the Books and Records requested relate to a matter as to which the parties are adverse (including any claim for indemnification pursuant to Article X of this Agreement), then such party may deny access to those Books and Records, unless the requesting party reasonably establishes that it requires such access in order to assess or discharge a Retained Liability, in the case of Seller or any Affiliate of Seller, or an Assumed Liability, in the case of Buyer or any Affiliate of Buyer; PROVIDED, HOWEVER, that nothing herein shall prevent a party from obtaining access to Books and Records through legal process, including discovery. Books and Records shall be held by the party in possession thereof for seven years after the Closing Date (provided that the inadvertent failure by either party or its Affiliates, after the exercise of reasonably good faith efforts, to retain such Books and Records shall not give rise to any Liability of such party or its Affiliates) and the other party shall have the right, at its expense, to inspect and make copies of such Books and Records upon such party's request; PROVIDED, HOWEVER, that (i) all such access and copying shall be done in such a manner so as not to unreasonably interfere with the normal conduct of the operations of the party requested to provide access to such Books and Records and (ii) the party requesting access to such Books and Records shall, pursuant to Section 7.4 treat the same and the contents thereof as confidential and not disclose such

Books and Records or the contents thereof to any Person except as required by applicable law or Governmental Authority. A party so gaining access to such Books and Records shall (i) hold them in strict confidence, except as required by applicable law, Governmental Authority or subpoena; (ii) not make any copies thereof; and (iii) not provide such Books and Records or copies thereof, or reveal the contents thereof, to any of its Affiliates, employees, representatives or agents, other than those who need to know such information in order to perform duties for or provide services to such party, or to any other Person, including any Governmental Authority. In addition, after the Closing Date, at Seller's request, Buyer shall make available to Seller and its Affiliates, representatives and agents those employees of the Business then employed by Buyer requested by Seller in connection with any Action, other than an Action between Buyer and Seller or any Action as to which the interests of Buyer and Seller are adverse, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; PROVIDED, HOWEVER, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Buyer or any Affiliate thereof and (y) Seller shall reimburse Buyer or any Affiliate thereof, as the case may be, for the out-of-pocket costs reasonably incurred by Buyer or any Affiliate thereof in making such employees available to Seller. Also, after the Closing Date, at Buyer's request, Seller shall, and shall cause its Affiliates to, make available to Buyer and its Affiliates, representatives and agents those former employees of the Business, as well as such other employees of Seller and its Affiliates whose responsibilities before the Closing related in any significant respect to the Business, in each case only if then employed by Seller or an Affiliate thereof and requested by Buyer in connection with any Action, other than an Action between Buyer and Seller or any Action as to which the interests of Buyer and Seller are adverse, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; PROVIDED, HOWEVER, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Seller and its subsidiaries and Affiliates and (y) Buyer shall reimburse Seller or its subsidiaries and Affiliates, as the case may be, for the out-of-pocket costs reasonably incurred by Seller or such subsidiaries and Affiliates in making such employees available to Buyer. The parties intend that the transfer of Books and Records to Buyer and its Affiliates pursuant to this Agreement shall not constitute a waiver of any legal privilege relating to any documents included in such Books and Records.

     7.7 BULK SALES COMPLIANCE. Seller shall take all steps necessary to comply with the provisions of any bulk sales or transfers law or similar law of any jurisdiction in respect of the transactions contemplated by this Agreement and the Ancillary Agreements.

     7.8   AGREEMENT NOT TO COMPETE.

           (a) For a period of five years from the Agreement Date, Seller shall not, and Seller shall cause each of its Affiliates not to, own, lease, manage, operate or control, or participate in the ownership, lease, management, operation or control of, or have any interest in (as a shareholder, director, officer, employee, agent, partner, creditor or otherwise), any Person which owns, leases, manages, operates or controls, any business or activity, anywhere in the world, which is similar to or competes in any way, directly or indirectly, with the Business in any geographic area where Seller or any of its Affiliates engaged in the Business or otherwise established its goodwill (a "Competitive Business"); PROVIDED, HOWEVER, that nothing in the foregoing shall prevent Seller and/or its Affiliates from owning, in the aggregate, not more than five percent (5%) of the outstanding voting stock or other equity interests in any Person with shares or equity interests registered pursuant to Sections 12(b) or 12(g) of the Exchange Act; PROVIDED FURTHER, that the restrictions set forth in this subsection 7.8(a) shall not apply in the case of a direct or indirect acquisition by Seller or any Affiliate thereof (as long as the Competitive Business represents less than five percent (5%) of the total annual sales volume of such Person or business for such Person's or business' most recent full fiscal year), or a merger, reorganization (as defined in Section 181 of the California Corporations Code) or consolidation of Seller or any Affiliate thereof with, another Person or business engaged in a Competitive Business.

           (b) For a period of one year from the Agreement Date, Seller shall not, and Seller shall cause each of its Affiliates not to, (i) solicit, hire or retain as an employee, consultant or independent contractor any employee of Buyer or any of its Affiliates who was engaged in the Business (whether before or after the Closing Date), unless such employee has ceased to be employed by Buyer or any of its Affiliates for at least six months, or (ii) solicit, suggest or encourage any former, current or future employee of or consultant or independent contractor to the Business to work for, consult with or provide services to (whether before of after any such relationship with Buyer terminates) or for any person or business that engages in any business or activity which is similar to or competes in any way, directly or indirectly, with the Business.

           (c)   Seller acknowledges that the restrictions set forth in this
Section 7.8 are reasonable in duration and geographic scope, and that Seller engaged in the Business or otherwise established its goodwill throughout the United States, the European Community, Japan, The Republic of South Korea, Taiwan, Australia, Singapore, Thailand and Malaysia. Buyer and Seller each intend that this Section 7.8 be enforced to the fullest extent permitted by applicable law, and Buyer and Seller each hereby waive any rule or law that would render any provision, portion of any provision or scope of any provision of this Section 7.8 contrary to law, invalid, illegal, unenforceable or unreasonable.

           (d) Without limiting the generality of Section 14.5, if the final judgment of a Governmental Authority of competent jurisdiction declares that any term or provision of this Section 7.8 is invalid or unenforceable, the Governmental Authority making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision of this Section 7.8 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.9 NOTIFICATION. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (a) the occurrence, or failure to occur, of any known event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the Agreement Date through the Closing Date; or (b) any known failure of Seller or Buyer to comply with, perform or satisfy in any material respect any covenant or comply with, perform or satisfy any condition contained in this Agreement to be complied with, performed or satisfied by either such party. From time to time prior to the Closing Date, Seller will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or occurring at or discovered prior to the Agreement Date, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of Seller contained in Article V which has been rendered inaccurate thereby; PROVIDED, HOWEVER, that no supplement or amendment to the Disclosure Schedule shall affect Buyer's rights and remedies for a breach of any representation or warranty based upon the content of the Disclosure Schedule as originally prepared and attached to this Agreement as of the Agreement Date.

     7.10  TRANSITION SERVICES.

           (a) For the period after the Closing Date until Buyer otherwise notifies Seller in writing, such period not to exceed six months after the Closing Date (the "Transition Period"), Seller shall provide to Buyer any administrative services reasonably requested by Buyer in order to continue the Business (the "Transition Services"); PROVIDED, HOWEVER, that the Transition Services shall not include (i) any services not provided by Seller to the Business in the ordinary course as of the Closing, or (ii) any legal, environmental, medical, emergency response, OSHA compliance or import-export services. During the Transition Period, Buyer shall use its commercially reasonable efforts to cease the Transition Services by eliminating the need for, providing to itself, or otherwise obtaining such services.

           (b) Buyer shall reimburse Seller for all of Seller's (i) normal direct labor charges (including overtime) for actual time devoted to performance of the Transition Services requested by Buyer, plus an allocation (based on such actual time) of fringe benefit costs, then multiplied by a factor of 1.2 for overhead, and (ii) out-of-pocket expenses (including materials costs consumed in providing such services), all to the extent reasonably incurred and necessary to provide the Transition Services. Any reimbursement required to be made by Buyer to Seller under this Section 7.10 shall be made to Seller within 30 days after Buyer's receipt of Seller's invoice therefor, which invoice shall include supporting documentation providing, in reasonable detail, a description of all amounts subject to reimbursement.

     7.11  SHARED SPACE.

           (a) During the period from the Closing Date until Seller ceases leasing any real property used in the Business other than the Real Property (the "Shared Space"), but in any event not longer than six months after the Closing Date (the "Use Period"), Buyer shall have the right to continue using the Shared Space to the same extent and for the same purposes that the Business used the Shared Space as of the Closing Date. On or before the Closing Date, Seller shall deliver to Buyer a schedule specifying the locations and square footage of the Shared Space. Buyer shall pay to Seller, on the first day of each calendar month during the Use Period (prorated for the first and last months) an amount calculated on the same basis as costs were allocated to the Business as of the Closing Date or based upon the percentage of the square feet in each Seller Office occupied by the Shared Space located therein (the "Office Payments"), whichever is less. On or before the Closing Date, Seller shall deliver to Buyer a schedule specifying the estimated monthly Office Payments calculated in accordance with the above.

           (b) Seller shall have no obligation to continue leasing, occupying or using any or all of the Shared Space. Subject to this subsection 7.11(b), Seller may elect, to terminate its lease of, or cease occupying or using, the Shared Space at any time, whether or not Seller's occupancy agreement or lease with respect to any Seller Office has terminated or any option periods or renewal or other rights remain with respect to the Shared Space. Buyer may, from time to time, vacate any or all of the Shared Space upon 30 days prior written notice to Seller, and shall thereafter have no obligation to pay Office Payments with respect to such vacated Shared Space. In the event Seller elects to discontinue leasing or occupying any of the Shared Space, Seller shall give Buyer notice of such election concurrently with any notice that Seller delivers to the owner of such Shared Space. Buyer shall have a right of first refusal with respect to obtaining an assignment of the lease, sublease or occupancy agreement to Buyer, to the extent such assignment is permitted under the lease, sublease or occupancy agreement, and applicable law, PROVIDED THAT Buyer shall not be required to pay any amounts to Seller, as consideration or otherwise, for such assignment.

     7.12  SEPARATE SALE OF MACHINES.

           (a) During the period between the Agreement Date and the Closing Date, Seller shall have the option (the "Put Option"), exercisable upon five business days prior written notice to Buyer (the "Sale Notice"), of selling to Buyer two new Kestrel 750 machines out of finished goods Inventories that are of a merchantable quality in the ordinary course of business and include Seller's standard warranty for such machines (the "Machines"). On or before the fifth business day after Buyer's receipt of the Sale Notice, Seller shall sell, transfer, deliver and assign the Machines to Buyer free and clear of all Encumbrances and Buyer shall pay to Seller by wire transfer of immediately available funds to an account designated in writing by Seller, the amount of $3,000,000 as payment in full for the Machines. In the event Seller elects to exercise the Put Option, the Closing Payment payable under Section 2.4 shall be reduced by an amount equal to $3,000,000. The sale of the Machines pursuant to the Put Option shall be final and binding in all events except as set forth in subsection 7.12(c).

           (b) Notwithstanding the foregoing, prior to the earlier of (i) the Closing, (ii) the termination of this Agreement by Buyer pursuant to subsections 13.1(c) or 13.1(d), or (iii) the expiration of the Exercise Period (defined below), Buyer shall not operate, disassemble or sell the Machines to any third Person and shall keep the Machines in a segregated secure facility in Buyer's warehouse and not permit access to the Machines without Seller's consent and will not encumber the Machines. Upon expiration of the foregoing restrictions, Seller shall grant to Buyer a license under any applicable intellectual property rights owned or controlled by Seller to modify, use or sell the Machines, alone or in combination with other components.

           (c) In the event that the sale of the Machines pursuant to the Put Option is consummated and this Agreement shall be terminated or either party shall have the right to terminate prior to Closing for any reason other than by Buyer pursuant to subsections 13.1(c) or 13.1(d), then Seller shall have the further option (exercisable within 20 business days of any such termination or event resulting in a right to terminate (the "Exercise Period")), upon five business days prior written notice to Buyer (the "Repurchase Notice"), to repurchase the Machines from Buyer. On or before the fifth business day after Buyer's receipt of the Repurchase Notice, Buyer shall deliver the Machines to Seller and Seller shall pay to Buyer by wire transfer of immediately available funds to an account designated in writing by Buyer, the amount of $3,000,000.

     7.13 EARNOUT. On a monthly basis (in arrears) beginning on the first day of the month on the second month following the Closing Date, as and to the extent that any portion of the Booked Revenue (as defined below) is actually collected from the customer during each such monthly period by Buyer, Buyer shall pay to Seller by wire transfer of immediately available funds to an account designated in writing by Seller, an amount equal to one-third of the amount (if any) by which (a) gross revenues generated from the sale by Buyer or Seller of (i) high energy MeV ion implantation systems manufactured by Seller prior to the Closing (or substantially similar high energy MeV ion implantation systems derived therefrom and manufactured by Buyer after the Closing) and
(ii) service and spare parts for such systems, in each case during the calendar year 1998 and actually collected from the customer (the "Booked Revenue") shall exceed (b) $30,000,000; PROVIDED, HOWEVER, that (x) during the period between the Agreement Date and the Closing Date, Booked Revenue by Seller shall only include revenues from sales on terms not outside the ordinary course of business and at the projected sales prices set forth on Schedule 7.13, (y) Booked Revenue shall not include the revenue, if any, generated by the resale of the Machines pursuant to subsection 7.12(c), and (z) after the first $30,000,000 in Booked Revenue is achieved, Booked Revenue thereafter shall not include revenues generated from the sale of service or spare parts. Any amounts paid pursuant to this subsection 7.13 shall be treated by the parties as an adjustment to the Purchase Price.

                                     ARTICLE VIII
                        CONDITIONS TO THE OBLIGATIONS OF BUYER

     The obligations of Buyer to effect the transactions contemplated herein shall be subject to the fulfillment satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

     8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in Article V shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects in respect of, or as of, such date or period.

     8.2 PERFORMANCE. Seller shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including delivery of each deliverable specified in Section 4.2.

     8.3 HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

     8.4 ABSENCE OF GOVERNMENTAL ORDERS. No temporary or permanent Governmental Order shall be in effect that prohibits or makes unlawful consummation of the transactions contemplated hereby.

     8.5 PERFECTION ACTIONS. On or prior to the Closing Date, the Seller shall take all actions, including making all filings with the appropriate filing offices, reasonably requested by Buyer in order to perfect, under applicable law, the transfer of the Assets to the Buyer pursuant to the Agreement.

     8.6 CERTAIN CONSENTS TO ASSIGNMENT. Without modification of the terms of any such assigned contract or lease, Seller shall have obtained and delivered to Buyer (i) the written consent of High Voltage Engineering Europa, B.V. to the assignment from Seller to Buyer of the Joint Technology Development Agreement, dated as of September 13, 1996, between Seller and High Voltage Engineering Europa, B.V., and (ii) the written consent of the Landlord to the assignment from Seller to Buyer of the Lease.

     8.7 ENVIRONMENTAL REVIEW. Buyer shall have completed, and shall be reasonably satisfied, based on a Phase II environmental review of the Real Property, that there are no significant actual or potential Liabilities revealed by such review.

     8.8   KEY EMPLOYEES.  At least 18 of the 24 Designated Employees that
Buyer and Seller have separately determined to be key employees of the Business shall have accepted Buyer's offer of employment to commence at and after the Closing Date. Such offer of employment shall be made in substantially the form separately provided to Seller by Buyer; PROVIDED that Buyer shall be entitled to increase the compensation or benefits in any such offer to any Designated Employee.

     8.9 SHAREHOLDER APPROVAL. The transactions contemplated hereby shall have been approved by the shareholders of Seller as and to the extent required by Section 1001(a)(2) of the California Corporations Code.

                                      ARTICLE IX
                       CONDITIONS TO THE OBLIGATIONS OF SELLER

     The obligations of Seller to effect the transactions contemplated herein shall be subject to the fulfillment, satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

     9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in Article VI shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects in respect of, or as of, such date, or period.

     9.2 PERFORMANCE. Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including delivery of each deliverable specified in Section 4.3.

     9.3 HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

     9.4 ABSENCE OF GOVERNMENTAL ORDERS. No temporary or permanent Governmental Order shall be in effect that prohibits or makes unlawful consummation of the transactions contemplated hereby.

     9.5 SHAREHOLDER APPROVAL. The transactions contemplated hereby shall have been approved by the shareholders of Seller as and to the extent required by Section 1001(a)(2) of the California Corporations Code.

                                      ARTICLE X
                                   INDEMNIFICATION

     10.1 SURVIVAL. All representations and warranties of Seller and Buyer and their Affiliates contained in this Agreement and the Ancillary Agreements (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement and the Ancillary Agreements) shall survive the consummation of the transactions contemplated hereby and thereby only through and until the expiration of one year after the Closing Date (except for the representations and warranties set forth in subsection 5.18 which shall survive for the applicable statute of limitations). If written notice of a claim for breach of such representations and warranties has been given on or before the expiration of one year after the Closing Date (or prior to the expiration of the applicable statute of limitations with respect to the representations and warranties set forth in subsection 5.18), by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. Except as provided in Section 10.5, all indemnification obligations of Seller and Buyer in this Agreement or the Ancillary Agreements (including all schedules and exhibits thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement and the Ancillary Agreements) shall survive indefinitely. All covenants, obligations and agreements of Buyer and Seller and their Affiliates contained in this Agreement and the Ancillary Agreements (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement and the Ancillary Agreements) shall survive the consummation of the transactions contemplated hereby and thereby.

     10.2  INDEMNIFICATION BY SELLER.  Except as otherwise limited by this
Article X, Seller shall indemnify and hold harmless Buyer, its subsidiaries and Affiliates, any assignee or successor thereof, and each officer, director, employee, agent and representative of each of the foregoing (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all losses, Actions, Liabilities, damages, claims, costs and expenses (including reasonable expenses of investigation and legal fees and costs in connection therewith), interest, awards, judgments, penalties and Encumbrances suffered or incurred by any of the Buyer Indemnified Parties (hereinafter a "Buyer Loss") arising in whole or in part out of or resulting directly or indirectly from:

           (a) any breach of any representation or warranty of Seller or its Affiliates in this Agreement or the Ancillary Agreements (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement and the Ancillary Agreements or made in connection herewith or therewith);

           (b) any breach of any covenant, obligation or agreement of Seller or its Affiliates in this Agreement or the Ancillary Agreements (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement and the Ancillary Agreements or made in connection herewith and therewith);

           (c)   any Retained Liability; and

           (d) any Liability relating to (i) any Business Employee who is not a Designated Employee but whose employment or employment-related rights transfer to Buyer or any of its Affiliates by operation of law or contract (other than this Agreement) as a result of the consummation of the transactions contemplated hereby (including Liabilities for all costs reasonably incurred by Buyer, including any severance payments, in connection with Buyer's termination of the employment of any such Business Employee within 90 days after the Closing Date); and (ii) any compensation rights, employment benefits or other terms of employment of Business Employees that Buyer or any of its Affiliates becomes obligated to pay, provide or assume by operation of law or contract (other than this Agreement) as a result of the consummation of the transactions contemplated hereby and that are inconsistent with the terms set forth in subsections 12.1(a) and 12.1(c).

     10.3  INDEMNIFICATION BY BUYER.  Except as otherwise limited by this
Article X, Buyer shall indemnify and hold harmless Seller, its subsidiaries and Affiliates, any assignee or successor thereof, and each officer, director, employee, agent and representative of each of the foregoing (collectively, the "Seller Indemnified Parties") from and against, and pay or reimburse the Seller Indemnified Parties for, any and all losses, Actions, Liabilities, damages, claims, costs and expenses (including reasonable expenses of investigation and legal fees and costs in connection therewith), interest, awards, judgments, penalties and Encumbrances suffered or incurred by any of the Seller Indemnified Parties (hereinafter a "Seller Loss") arising solely out of or resulting directly from:

           (a) any breach of any representation or warranty of Buyer or its Affiliates in this Agreement or the Ancillary Agreements (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement and the Ancillary Agreements or made in connection herewith and therewith);

           (b) any breach of any covenant, obligation or agreement of Buyer or its Affiliates in this Agreement or the Ancillary Agreements (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments or undertakings furnished pursuant to this Agreement and the Ancillary Agreements or made in connection herewith and therewith); and

           (c)   any Assumed Liability.

     10.4  GENERAL INDEMNIFICATION PROVISIONS.

           (a) For the purposes of this Section 10.4 and Section 10.5, the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of
Section 10.2 or 10.3, as the case may be; the term "Indemnitor" shall refer to the Person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to Seller Losses or Buyer Losses, as the case may be.

           (b) Within a reasonable time following the determination thereof, an Indemnitee shall give the Indemnitor written notice of any matter which such Indemnitee has determined has given rise to a right of indemnification under this Agreement (regardless of whether a claim for indemnification otherwise would be limited or prohibited by subsection 10.5(a)), stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises (subject to the last sentence of this subsection). The obligations and Liabilities of any party under this Article X with respect to Losses arising from claims, assertions, events or proceedings of any third party (including claims by any assignee or successor of the Indemnitee or any Governmental Authority), which are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be governed by and be subject to the following additional terms and conditions: If any Indemnitee shall receive written notice of any Third Party Claim, the Indemnitee shall promptly give the Indemnitor written notice of such Third Party Claim (subject to the last sentence of this subsection) and shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Loss (without limitation) that may result from such Third Party Claim, then the Indemnitor shall be entitled, at its option, to assume and control the defense against such Third Party Claim at its expense and through counsel of its choice if it gives written notice of its intention to do so to the Indemnitee within 15 calendar days of the receipt of notice of such Third Party Claim from Indemnitee, unless, in the reasonable opinion of counsel for the Indemnitee, there is a conflict or a potential conflict of interest between the Indemnitee and the Indemnitor in such Action, in which event the Indemnitee shall be entitled to direct the defense with respect to those issues as to which such conflict exists with separate counsel of its choice reasonably acceptable to the Indemnitor. The fees and expenses of any such separate counsel shall be borne by the Indemnitor. In the event that the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control reasonably relating thereto as is required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all witnesses, pertinent records, materials and information in its possession or under its control reasonably relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only either by a party other than the Indemnitee or for which the Indemnitee is totally indemnified (without limitation) by the Indemnitor and the unconditional release from all related liability of the Indemnitee, may be settled by the Indemnitor without the written consent of the Indemnitee. In the event that an Indemnitee reasonably determines, and gives notification to the Indemnitor, that the failure to resolve a Third Party Claim is having a material adverse effect on the Indemnitee's ongoing business, and as a result the Indemnitee wishes to propose a settlement of the Third Party Claim and the third party will unconditionally release the Indemnitor from any and all Liabilities relating to or arising from such Third Party Claim, then the Indemnitor shall not unreasonably withhold its consent to such settlement. If the Indemnitor does not consent to such settlement, the Indemnitee may settle the Third Party Claim on the terms proposed without discharging the Indemnitor from its liability hereunder with respect to such Third Party Claim. The foregoing notwithstanding, the failure of any Indemnitee to give any notice required to be given hereunder shall not affect such Indemnitee's right to indemnification hereunder except to the extent the Indemnitor from whom such indemnity is sought shall have been actually and materially prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure.

           (c) Payment by an Indemnitee to a third party with respect to a Loss shall not affect such Indemnitee's rights to indemnification pursuant to this Article X.

     10.5  LIMITATIONS ON INDEMNIFICATION.

           (a) Notwithstanding any provision to the contrary in this Agreement or any of the Ancillary Agreements, there shall be no time, dollar or other limitation on indemnification claims of Buyer made pursuant to clauses
(b), (c) or (d) of Section 10.2 or of Seller made pursuant to clauses (b) or (c) of Section 10.3.

           (b) No Indemnitor shall be liable for an indemnification claim made under clause (a) of Section 10.2 or clause (a) of Section 10.3, as the case may be, (x) to the extent the asserted Seller Losses (in the aggregate) or Buyer Losses (in the aggregate), as the case may be, exceed an amount equal to 50% of the Purchase Price or (y) for which notice of a matter for which indemnification would be owed hereunder is not given on or before the expiration of one year after the Closing Date (or the expiration of the applicable statute of limitations with respect to the representations and warranties set forth in subsection 5.18). The foregoing limitations shall not affect or apply to any other indemnification provided by this Agreement.

           (c) In addition to the time and dollar limitations set forth in subsection 10.5(b), no Indemnitor shall be liable for any Seller Loss or Buyer Loss, as the case may be, until such Seller Losses (in the aggregate) or Buyer Losses (in the aggregate), as the cased by be, related to breaches of representations and warranties contained in Article V or Article VI, as the case may be, exceed an amount equal to $1,000,000, in which case, the Indemnitor shall be liable for all such Losses from the first dollar thereof.

     10.6 RIGHT TO SET-OFF. The provisions of this Article X notwithstanding, at its sole discretion and without limiting any other rights of Buyer or any of its Affiliates under this Agreement or any Ancillary Agreement or at law or equity, Buyer may satisfy an outstanding Buyer Loss in whole or in part by reducing the amount of any payment due to Seller or any Affiliate thereof pursuant to any agreement or arrangement between Buyer or any Affiliate thereof, on the one hand, and Seller or any Affiliate thereof, on the other hand, including any amounts owed by either Buyer or any Affiliate thereof pursuant to any outstanding Seller Loss.

                                      ARTICLE XI
                                     TAX MATTERS

     11.1 ALLOCATION OF PURCHASE PRICE. As soon as practicable after the Closing Date, and in any event within 60 days of such date, Buyer shall prepare and submit to Seller a computation of the sale price of the Assets in accordance with the terms hereof and the allocation of such sale price among such Assets. Such allocation shall be conclusive and binding on the parties hereto. All values contained in such allocation shall be consistently reported by the parties hereto and their Affiliates for Tax purposes in accordance with the procedures reflected herein. Buyer and Seller hereby agree that such allocation represents the fair market value of the Assets and will be made in accordance with Section 1060 of the Code.

     11.2 TAXES RELATING TO TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. All Taxes imposed in connection with the transfer of the Assets, whether such Taxes are assessed initially against Buyer or any Affiliate of Buyer or the Seller Group, shall be borne and paid 50% by Seller and 50% by Buyer.

                                     ARTICLE XII
                         EMPLOYEES AND EMPLOYEE BENEFIT PLANS

     12.1  DESIGNATED EMPLOYEES.

           (a) On or before the Closing Date, Buyer shall offer to employ, effective as of the Closing Date, 120 Business Employees, to be identified by Buyer in its sole discretion (collectively, the "Designated Employees"), from the 143 Business Employees Buyer and Seller have separately identified. For any Designated Employee, such employment shall be offered on terms which include
(i) the rate of wages or salary which the Designated Employee enjoyed with Seller immediately prior to his or her termination, (ii) eligibility for all employee benefit plans of Buyer (under the terms of those plans) to the same extent as any similarly situated and geographically located employee of Buyer or its Affiliates and (iii) credit for service with Seller for purposes of
(1) accruals under Buyer's Paid Personal

Leave policy, (2) severance under Buyer's written severance policies and
(3) waiting periods for enrollment in Buyer's standard benefit plans.

           (b) Seller and its Affiliates will use their best efforts to cause the Designated Employees so offered employment to accept Buyer's offers of employment. Between the Agreement Date and the Closing Date, (i) Seller shall not decrease the rate of compensation, work schedule, benefits or other terms and conditions of employment of any Designated Employee and (ii) Seller will give notice to Buyer promptly after receiving any notice any Designated Employee of any such Designated Employee's intention to resign his or her employment with Seller or any Affiliate.

           (c) Buyer and Seller shall offer Designated Employees the following options with respect to vacation leave accrued with Seller as of the date such Designated Employee's employment with Seller terminates: (i) be paid directly by Seller an amount equal to the value of all such accrued vacation time; (ii) have such accrued vacation time transferred to Buyer for an equivalent amount of time under Buyer's Paid Personal Leave policy (provided that such transferred vacation time shall not exceed 280 hours); or (iii) have an amount equal to the value of some portion of such accrued vacation time paid directly by Seller and have the remaining accrued vacation time transferred to Buyer for an equivalent amount of time under Buyer's Paid Personal Leave policy (provided that such amount of time shall not exceed 280 hours). Within 90 days after Buyer hires any Designated Employee, Seller shall pay to Buyer an amount equal to the value of any accrued vacation time such Designated Employee elects to transfer to Buyer pursuant to the option given under this subsection.

     12.2 COBRA. With respect to Designated Employees who are U.S. Business Employees, Seller shall continue to provide for "continuation coverage" to or for the benefit of each "covered employee" and each "qualified beneficiary" entitled thereto by applicable law (as such terms are defined in Code
Section 4980B) for a period of at least 18 months after the Closing Date and shall otherwise comply in all respects with the requirements (including notice requirements) of Code Section 4980B as to each such covered employee and each such qualified beneficiary with respect to whom a "qualifying event" (as defined in Code Section 4980B) has occurred (or will occur) through the Closing Date, including any such qualifying event that may occur as of the Closing or as a result of the consummation of the transactions contemplated by this Agreement. Buyer shall reimburse Seller for any actual premium costs paid by Seller in connection with providing such continuation coverage to or for the benefit of any Designated Employees pursuant to this Section 12.2, but excluding any premium adjustment based on actual loss experience.

     12.3 MODIFICATION OF CONFIDENTIALITY AND RELATED AGREEMENTS. Seller agrees that disclosure of any information or provision of any services by any Person who becomes an employee of Buyer or its Affiliates in connection with the transactions contemplated hereby (a "New Employee") to Buyer or its Affiliates shall not be a violation of any provision of any trade secret, confidentiality, non-compete or comparable agreements entered into prior to the Closing between Seller or its Affiliates, on the one hand, and any New Employee, on the other hand.

                                     ARTICLE XIII
                                     TERMINATION

     13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

           (a)   by the mutual written consent of Buyer and Seller; or

           (b) by either Buyer or Seller, if the Closing shall not have occurred by September 30, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this subsection 13.1(b) shall not be available to any party or parties whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

           (c) by Buyer, upon the breach in any material respect of any of the representations and warranties of Seller contained herein or the failure by Seller to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Seller, provided that such breach or failure is not cured within 30 days of Seller's receipt of a written notice from Buyer that such a breach or failure has occurred; or

           (d) by Buyer, upon the institution of any Action, whether voluntary or involuntary, seeking a decree or order for relief in respect of Seller or its Affiliates under any bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Seller or its Affiliates or for any part of its or their property or assets, or for the winding-up or liquidation of Seller's or its Affiliates' affairs; or by Buyer if Seller or its Affiliates shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

           (e) by Seller, upon the breach in any material respect of any of the representations and warranties of Buyer contained herein or the failure by Buyer to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Buyer, provided that such breach or failure is not cured within 30 days of Buyer's receipt of a written notice from Seller that such a breach or failure has occurred; or

           (f) by Buyer or Seller, if the approval of the shareholders of Seller contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or of any adjournment thereof; or

           (g) by Seller, if the Board of Directors of Seller reasonably determines that an Acquisition Proposal constitutes a Superior Proposal; PROVIDED, HOWEVER, that Seller may not terminate this Agreement pursuant to this subsection 13.1(g) unless and until five business days have elapsed following delivery to Buyer of a written notice of such determination by the Board of Directors of Seller and during such five business day period Seller (x) informs Buyer of the terms and conditions of the

Acquisition Proposal and (y) otherwise fully cooperates with Buyer with respect thereto with the intent of enabling Buyer to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; and PROVIDED, FURTHER, that Seller may not terminate this Agreement pursuant to this subsection 13.1(g) unless at the end of such five business day period the Board of Directors of Seller continues to reasonably believe that the Acquisition Proposal constitutes a Superior Proposal, such Board of Directors concludes in good faith after consultation with its outside counsel that termination of this Agreement by Seller likely is required to satisfy the fiduciary duties of such Board under California law, and simultaneously with such termination Seller pays to Buyer the Termination Fee as provided in Section 13.5 and enters into a definitive acquisition agreement to effect the Superior Proposal.

     13.2  WRITTEN NOTICE.  In order to terminate this Agreement pursuant to
Section 13.1, the party so acting shall give written notice of such termination to the other party, specifying the grounds thereof.

     13.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 13.1, this Agreement (other than Article XIV, which shall survive the termination hereof) shall become void and have no effect, with no liability on the part of any party or its Affiliates, directors, officers, employees, shareholders or agents in respect thereof; PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for any breach of this Agreement.

     13.4 WAIVER. At any time prior to the Closing, Buyer and Seller may by mutual written agreement (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein.

     13.5 TERMINATION FEE. If this Agreement is terminated by Seller pursuant to subsection 13.1(g), concurrently with such termination Seller shall pay to Buyer a fee (the "Termination Fee") of $3,000,000 in cash, such payment to be made by wire transfer of immediately available funds to an account designated by Buyer.

                                     ARTICLE XIV
                                  GENERAL PROVISIONS

     14.1 EXPENSES, TAXES, ETC. Except as otherwise provided in this Agreement, each party will pay all fees and expenses incurred by it in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

     14.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

           (a)   If to Seller:
                 Genus, Inc.
                 1139 Karlstad Drive
                 Sunnyvale, CA  94089-2117
                 Attention:  Chief Financial Officer
                 Telecopy No.:(408) 747-7198
                 Telephone No.: (408) 747-7120

                 with a copy to:
                 Wilson Sonsini Goodrich & Rosati, P.C.
                 650 Page Mill Road
                 Palo Alto, CA  94304-1050
                 Attention:  Mr. Mario M. Rosati, Esq.
                 Telecopy No.:(650) 493-6811
                 Telephone No.: (650) 493-9300

           (b)   if to Buyer:
                 Varian Associates, Inc.
                 3050 Hansen Way
                 Palo Alto, CA  94304-1000
                 Attention:  Chief Financial Officer
                 Telecopy No.:(415) 424-5754
                 Telephone No.: (415) 424-5320

                 with a copy to:
                 Varian Associates, Inc.
                 3050 Hansen Way
                 Palo Alto, CA  94304-1000
                 Attention:  General Counsel
                 Telecopy No.:(415) 858-2018
                 Telephone No.: (415) 424-5352

     14.3 DISCLOSURE SCHEDULE. The Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any Section of the Disclosure Schedule shall be deemed to be disclosed and incorporated into any other Section where such disclosure would be appropriate; PROVIDED, that specific cross-references shall have been made for any information deemed to be included in one Disclosure Schedule Section by reference to a different Disclosure Schedule Section; PROVIDED, FURTHER that any Section or subsection herein for which there is no specific exception in the Disclosure Schedule and lacks a disclosure in the corresponding Section of the Disclosure Schedule shall be construed to have been made without any such disclosure. Disclosure of any matter in the Disclosure Schedule shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of liability or facts supporting liability.

     14.4  INTERPRETATION; CONFLICT BETWEEN AGREEMENTS.

           (a) When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

           (b) In the event of any inconsistency, conflict or ambiguity as to the rights and obligations of the parties under this Agreement and any Ancillary Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

           (c) Any references in this Agreement to the "best knowledge" or "knowledge" of Seller or the Seller Group or to matters "known" to Seller or the Seller Group, shall mean the actual knowledge without inquiry or investigation (other than reviewing this Agreement) of only the Persons listed on Schedule 14.4(c).

     14.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of statute, law, regulation, Governmental Order or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In such event, any such term or provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

     14.6 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise, except that Buyer (including its Affiliates) may assign its rights and benefits hereunder and under the Ancillary Agreements (provided that Buyer or its Affiliates, as applicable, shall remain responsible for its obligations hereunder) (a) to any Affiliate of Buyer, (b) to any Person acquiring all or substantially all of the assets and properties of the Business, as such Business is then conducted by Buyer and its Affiliates or (c) to any Person acquiring a distinct line or division of such Business, with respect to the rights and benefits of Buyer hereunder that pertain thereto. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.

     14.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     14.8  AMENDMENT, OTHER REMEDIES AND WAIVER.

           (a) This Agreement may not be amended or modified except by an instrument in writing signed by Seller and Buyer.

           (b) The rights and remedies of the parties to this Agreement are cumulative and not alternative of any other remedy conferred hereby or by law or equity, and the exercise of any remedy will not preclude the exercise of any other.

           (c) Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any Ancillary Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (i) no Action or right arising out of this Agreement or the Ancillary Agreements can be discharged by one party, in whole or in part, by a waiver or renunciation of the Action or right unless in a writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     14.9  FURTHER ASSURANCES.  Each of Buyer and Seller agrees to
(a) cooperate fully with the other party, and to cause its Affiliates to cooperate fully, (b) execute and cause such Affiliates to execute such further instruments, documents and agreements, and (c) give such further written assurances as may be reasonably requested by Buyer or Seller, as the case may be, to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement. If at any time and from time to time after the Closing Date (without limitation as to time or otherwise) Buyer reasonably determines that all of Seller's or its Affiliate's rights, title and interests in and to an Asset has failed to be fully transferred and conveyed in accordance with this Agreement, Buyer or an Affiliate thereof, as the case may be, then Seller shall cause such Asset to be transferred and conveyed to Buyer or an Affiliate thereof in accordance with this Agreement as soon as reasonably practicable after notice from Buyer to Seller. If requested by Buyer, Seller shall prosecute or otherwise enforce in its own name (or that of an Affiliate thereof) for the benefit of Buyer any claims, rights or benefits that are transferred to Buyer and its Affiliates by this Agreement and that require prosecution or enforcement in the name of Seller (or any such Affiliate). Any prosecution or enforcement of claims, rights or benefits under this Section 14.9 shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller or any Affiliate thereof. Following the Closing Date, Seller and its Affiliates shall refer to Buyer and its Affiliates, as appropriate, as promptly as practicable, any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Assets and the Business.

     14.10 MUTUAL DRAFTING. This Agreement is the joint product of Buyer and Seller and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Buyer and Seller and shall not be construed for or against any party hereto.

     14.11 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to its choice of law principles).

     14.12 DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement or the Ancillary Agreements (or any subsequent agreements or amendments thereto), including as to their existence, enforceability, validity, interpretation, performance, indemnification, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"), subject to the following:

           (a) The arbitration shall take place in Santa Clara County, California, and in no other place.

           (b) There shall be three arbitrators, who shall be selected under the normal procedures prescribed in the Rules, except that one such arbitrator shall be a certified public accountant and one arbitrator (who shall chair the arbitration panel) shall be a member of the American College of Trial Lawyers.

           (c) Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

           (d) The arbitrators shall comply with Section 14.11, provided that the procedural law shall be the U.S. Arbitration Act, as amended, to the extent not inconsistent with the Rules and this Section 14.12.

           (e) At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

           (f) The arbitrators' decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

           (g) The arbitrators shall have the authority to grant injunctive relief and order specific performance.

           (h) No party shall be eligible to receive, and the arbitrators shall not have the authority to award, exemplary or punitive damages.

           (i) Each party to the arbitration shall bear their own attorney's fees and costs, but shall pay one-half of the fees and expenses of the arbitrators and the American Arbitration Association.

     14.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     14.14 PUBLIC ANNOUNCEMENTS. Neither Buyer, Seller nor the representatives of either of them shall issue to the media any news release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto. The foregoing notwithstanding, any such news release or other public announcement may be made if required by applicable law or a securities exchange rule, provided that the party required to make such news release or other public announcement shall confer with the other party concerning the timing and content of such news release or other public announcement before the same is made.
Buyer and Seller will consult with each other concerning the means by which employees, customers and suppliers and others having dealings with Seller and its Affiliates with respect to the Business will be informed of the transactions contemplated hereby, and Buyer shall be allowed to have present for any such communication a representative of Buyer.

     14.15 ENTIRE AGREEMENT. This Agreement, together with all Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties delivered pursuant hereto, as well as the letter agreement between Buyer and Seller entered into concurrently herewith, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among Buyer and Seller with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

     IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   VARIAN ASSOCIATES, INC.,
                                   a Delaware corporation


                                   By:  /s/ J. Tracy O'Rourke
                                        -------------------------------------
                                        Name:     J. Tracy O'Rourke
                                        Title:    Chairman and
                                                  Chief Executive Officer


                                   GENUS, INC.
                                   a California corporation


                                   By:  /s/ James T. Healy
                                        -------------------------------------
                                        Name:     James T. Healy
                                        Title:    President and
                                                  Chief Executive Officer

                                    EXHIBIT 1.1(a)










                               CROSS-LICENSE AGREEMENT

                                       BETWEEN

                               VARIAN ASSOCIATES, INC.
                                      ("VARIAN")

                                         AND

                                     GENUS, INC.
                                      ("GENUS")

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

2.   License Grants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.1   Genus To Varian . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.2   Varian To Genus . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.3   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

3.   Ownership of Intellectual Property. . . . . . . . . . . . . . . . . . . . 3

4.   Enforcement of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 4

5.   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

6.   Term and Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . 5

7.   Assignment of License . . . . . . . . . . . . . . . . . . . . . . . . . . 5

8.   Extent of Certain Obligations . . . . . . . . . . . . . . . . . . . . . . 5

9.   Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . . . . . 6

     9.1   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     9.2   Section 365(n) of the U.S. Bankruptcy Code. . . . . . . . . . . . . 6
     9.3   Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     9.4   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     9.5   No Third-Party Beneficiaries. . . . . . . . . . . . . . . . . . . . 7
     9.6   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     9.7   Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . 7
     9.8   Mutual Drafting . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     9.9   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     9.10  Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . . . 8
     9.11  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     9.12  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 8

                   CROSS-LICENSE AGREEMENT BETWEEN VARIAN AND GENUS


     CROSS-LICENSE AGREEMENT (the "Cross License Agreement") dated as of ________, 1998, by and between Varian Associates, Inc., a Delaware corporation ("Varian"), and Genus, Inc., a California corporation ("Genus"). This Cross License Agreement shall be effective as of the Closing Date of the Asset Purchase Agreement referenced below (the "Effective Date").


                                       RECITALS

     A. Genus, directly and indirectly through various foreign and domestic affiliates of Genus, is engaged in the business of developing, manufacturing and distributing ion implant systems through the Business (as defined in the Asset Purchase Agreement, for purposes hereof, the "Business");

     B. Genus, directly and indirectly through various foreign and domestic affiliates of Genus, is also engaged in the business of developing, manufacturing and distributing chemical vapor deposition thin film deposition systems, through its CVD Business (the "CVD Business");

     C. Pursuant to the Asset Purchase Agreement, dated as of April 15, 1998 (the "Asset Purchase Agreement"), by and between Genus and Varian, Genus has agreed to sell and cause to be transferred to Varian, and Varian has agreed to purchase and accept the transfer from Genus and Genus's Affiliates, certain of the assets and properties used in the Business, including the Owned Intellectual Property.

     D. Pursuant to the Asset Purchase Agreement, Genus retains ownership of certain intellectual property rights primarily used in the development, manufacture, testing and sale of the products of the CVD Business (the "Licensed Intellectual Property"), and is willing to grant Varian a license under these intellectual property rights.

     E. Genus desires to receive, and Varian is willing to grant, a license under the Owned Intellectual Property transferred to Varian pursuant to the terms of this Cross License Agreement.

     F. Varian desires to receive, and Genus is willing to grant, a license under the Licensed Intellectual Property pursuant to the terms of this Cross License Agreement.


          THEREFORE, in consideration of these premises and the respective representations, warranties and agreements contained herein, the parties agree as follows:

     1.    DEFINITIONS

           1.1 "Asset Purchase Agreement" means the Asset Purchase Agreement effective April 15, 1998, by and between Genus and Varian, by which Varian is purchasing from Genus certain of the assets and business of the Business.

           1.2 "Assets" has the same meaning as the term Assets as defined in the Asset Purchase Agreement.

           1.3 "Closing Date" has the same meaning as the term Closing Date as defined in the Asset Purchase Agreement.

           1.4 "CVD Business" has the same meaning as the term CVD Business as defined in the Asset Purchase Agreement.

           1.5 "CVD Products" means the products or components thereof manufactured by the CVD Business as a current part of its business operation as of the Effective Date, and products currently in development by the CVD Business and derivative products thereof and improvement products thereof.

           1.6 "Excluded Assets" has the same meaning as the term Excluded Assets as defined in the Asset Purchase Agreement.

           1.7 "Genus Field of Use" means: thin film deposition products, including CVD Products.

           1.8 "Genus Licensed Products" means: semiconductor manufacturing equipment in the Genus Field of Use developed, manufactured, sold or used by Genus and its Subsidiaries, excluding Implant Products.

           1.9 "Implant Products" means the products or components thereof manufactured by the Business as a current part of its business operation as of the Effective Date, and products currently in development by the Business and derivative products thereof and improvement products thereof.

           1.10 "Licensed Intellectual Property" has the same meaning as the term Licensed Intellectual Property as defined in the Asset Purchase Agreement.

           1.11 "Owned Intellectual Property" has the same meaning as the term Owned Intellectual Property as defined in the Asset Purchase Agreement.

           1.12 "Subsidiary" means, with respect to a specified company, an entity controlled, directly or indirectly, by such company on the date hereof or thereafter through ownership, directly or indirectly by such company, of 50% or more of such entity's outstanding voting stock.

           1.13 "Term" means the period starting with the Effective Date and continuing until the termination or expiration of this Cross License Agreement, as provided in Section 6.1.

           1.14  "Varian Field of Use" means: products other than CVD Products.

           1.15 "Varian Licensed Products" means any semiconductor manufacturing equipment in the Varian Field of Use developed, manufactured, sold or used by Varian and its Subsidiaries and shall include without limitation, the Implant Products.


     2.    LICENSE GRANTS

           2.1 GENUS TO VARIAN: Genus hereby grants to Varian, upon the terms and conditions herein specified, a royalty free, nonexclusive, irrevocable, world wide, perpetual license under the Licensed Intellectual Property to make, have made, use and sell Varian Licensed Products, and components thereof.

                 2.1.1 Genus hereby grants to Varian a sublicense, without the right to grant further sublicenses, of all sublicensable rights granted to Genus in licenses from third parties that are Excluded Assets, but which relate to the ownership or use of the Owned Intellectual Property and the Licensed Intellectual Property, that are required to permit Varian to conduct business in the Varian Field of Use.

           2.2 VARIAN TO GENUS: Varian hereby grants to Genus, upon the terms and conditions herein specified, a royalty free, nonexclusive, irrevocable, world wide, perpetual license under the Owned Intellectual Property to make, have made, use and sell Genus Licensed Products, and components thereof.

                 2.2.1 Varian hereby grants to Genus a sublicense, without the right to grant further sublicenses, of all sublicensable rights granted to Genus in licenses from third parties that are Assets transferred to Varian, but which relate to the ownership or use of the Licensed Intellectual Property and are required to permit Genus to conduct business in the Genus Field of Use.

           2.3 SUBSIDIARIES. The license rights granted hereunder to each of Genus and Varian shall extend to and may be exercised by Subsidiaries of either party. References herein to a party in this Section 2 and Section 5 below shall be deemed to refer to such party and each of its Subsidiaries. Each party shall be liable and responsible for full compliance with this Cross License Agreement by each of its Subsidiaries.

     3.    OWNERSHIP OF INTELLECTUAL PROPERTY

           3.1 Genus shall retain ownership of the Licensed Intellectual Property subject to the licenses granted in Section 1.15 of this Cross License Agreement. This Cross License Agreement shall not transfer any ownership rights to Varian in the Licensed Intellectual Property, and shall not transfer any ownership rights to Genus in the Owned Intellectual Property.

           3.2 The licenses granted hereunder shall not extend to any improvements, enhancements, modifications or inventions developed or created by a party after the Effective Date, and the party developing or creating such improvements, enhancements or inventions after the Effective Date shall be the sole and exclusive owner thereof.


     4.    ENFORCEMENT OF RIGHTS

           4.1 Genus may, at its sole option and expense, take action against any infringement or misappropriation of the Licensed Intellectual Property. Any recovery by Genus as a result of such action shall belong exclusively to Genus.

           4.2 Varian may, at its sole option and expense, take action against any infringement or misappropriation of the Owned Intellectual Property. Any recovery by Varian as a result of such action shall belong exclusively to Varian.


     5.    CONFIDENTIALITY

           5.1 Varian shall throughout the Term of this Cross License Agreement hold all confidential information relating to Licensed Intellectual Property received from Genus in confidence, and shall preserve such confidential information against any disclosure to third parties except as otherwise expressly provided herein, using the same degree of care it exercises with its own proprietary information of a like nature; provided, however, that confidentiality shall not apply to information which is or becomes published or publicly known through no fault of Varian; or which is rightfully received by Varian from a third party without an obligation of secrecy; and, provided, further, that Varian shall not be obliged to keep in confidence any information that is inherently disclosed by the sale of CVD Products or of Varian Licensed Products.

           5.2   Genus shall throughout the Term of this Cross License
Agreement hold all confidential information relating to Owned Intellectual Property in confidence, and shall preserve such confidential information against any disclosure to third parties, except as otherwise expressly provided herein, using the same degree of care it exercises with its own proprietary information of a like nature; provided, however, that confidentiality shall not apply to any information which is or becomes published or publicly known through no fault of Genus; or which is rightfully received by Genus from a third party without an obligation of secrecy; and, provided, further, that Genus shall not be obliged to keep in confidence any such information that is inherently disclosed by the sale of Varian Licensed Products or of CVD Products.

           5.3 Notwithstanding the foregoing, Genus shall have the right to disclose the confidential information relating to the Owned Intellectual Property and Varian shall have the right to disclose the confidential information relating to the Licensed Intellectual Property as is reasonably required in the exercise of its license rights hereunder provided the recipient of such information agrees in writing to be bound by confidentiality provisions no less restrictive than this Section 5 with respect to any such confidential information so disclosed.


     6.    TERM AND TERMINATION

           6.1 The Term of this Cross License Agreement shall be begin on the Effective Date, and shall continue until the expiration of the last to expire patent included in the Owned Intellectual Property or in the Licensed Intellectual Property, provided, however, that if the Asset Purchase Agreement shall terminate pursuant to Section 13.1 thereof, this Cross License Agreement shall terminate concurrently with the termination of the Asset Purchase Agreement.


     7.    ASSIGNMENT OF LICENSE

           7.1 Varian may (i) assign its rights and obligations under this Cross License Agreement to a successor in ownership of all or substantially all the assets of Varian's ion implant business or (ii) sublicense its rights and obligations under this Cross License Agreement to a successor in ownership of substantially all the assets relating to the manufacture, sale or service of a product line of the Varian Licensed Products, in both cases, on the condition that such successor shall assume the performance of all the terms and conditions of this Cross License Agreement to be performed by Varian as if the successor were named herein in the place of Varian.

           7.2 Genus may not assign its rights and obligations under this Cross License Agreement without obtaining prior written permission from Varian, provided that, without obtaining permission from Varian, (i) Genus may assign its rights and obligations under this Cross License Agreement to a successor in ownership of all or substantially all the assets of the CVD Business, or
(ii) Genus may sublicense its rights and obligations under this Cross License Agreement to a successor in ownership of substantially all the assets relating to a product line of the CVD Business, in both cases, on the condition that such successor shall assume the performance of all the terms and conditions of this Cross License Agreement to be performed by Genus as if such successor were named herein in the place of Genus.

     8.    EXTENT OF CERTAIN OBLIGATIONS

           8.1 Nothing in this Cross License Agreement shall be construed as conferring upon Genus or Varian any license or any other right unless expressly granted by the terms of this Cross License Agreement.

           8.2 Genus represents that it has the full right and power to enter into this Cross License Agreement and to perform its obligations pursuant to the terms hereof. Varian represents that it has the full right and power to enter into this Cross License Agreement and to perform its obligations pursuant to the terms hereof; provided that Varian shall have no responsibility for any breach of the foregoing representation that is primarily the result of a breach by Genus of any term or condition of the Asset Purchase Agreement.


     9.    MISCELLANEOUS PROVISIONS

           9.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

   IF TO VARIAN:                                   with a copy to:
   Varian Associates, Inc.                    Varian Associates, Inc.
   3050 Hansen Way                            3050 Hansen Way
   Palo Alto, California  94304-1000          Palo Alto, California  94304-1000
   Attention:  Chief Financial Officer        Attention:  General Counsel
   Telecopy No.: (415) 424-5754               Telecopy No.: (415) 858-2018
   Telephone No.: (415) 424-5320              Telephone No.: (415) 424-5352

   IF TO GENUS:                                    with a copy to:
   Genus, Inc.                                Wilson Sonsini Goodrich & Rosati
   1139 Karlstad Drive                        650 Page Mill Road
   Sunnyvale, CA 94089-2117                   Palo Alto, CA 94304-6811
   Attention: Chief Financial Officer         Attention: Christopher D.
                                              Mitchell. Esq.
   Telecopy No.: 408-747-7140                 Telecopy No.: 650-493-6811
   Telephone No.: 408-747-7120                Telephone No.: 650-493-9300

          9.2 SECTION 365(n) OF THE U.S. BANKRUPTCY CODE. All rights and licenses granted pursuant to this Agreement by a licensor to a licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101 of the Bankruptcy Code. The parties agree that a licensee, as a licensee of such rights under this Agreement, may elect to retain and fully exercise all of its rights and elections under the Bankruptcy Code, including without limitation Section 365(n). The parties further agree that, in the event of a commencement of a bankruptcy proceeding by or against a licensor under the Bankruptcy Code, the licensee shall have the right, even in the event that such licensee has otherwise terminated this Agreement, and notwithstanding any purported rejection of this Agreement by the licensor or any trustee for the estate of the licensor, to retain and enforce its rights under this Agreement without any obligation to make any payments to the licensor (it being acknowledged by the licensor that all such rights and licenses are fully paid up and are not royalty or fee bearing). In addition to the foregoing, the parties agree that, in the event of a commencement of a bankruptcy proceeding by or against a licensor under the Bankruptcy Code, upon the written request of the licensee, the licensor (or any trustee for the estate of the licensor) (i) shall promptly deliver to the licensee a complete duplicate of any such intellectual property and all embodiments of such intellectual property, if not already the possession of the licensee; and (ii) shall not interfere with the rights of the licensee as provided in this Agreement. Provided, however, that unless or until the licensor (or any trustee for the estate of the licensor) rejects this Agreement, on the written request of the licensee, the licensor (or any trustee for the estate of the licensor) shall (a) either (i) perform under this Agreement; or
(ii) promptly deliver to the licensee a complete duplicate of any such intellectual property and all embodiments of such intellectual property, if not already the possession of the licensee; and (b) not interfere with the rights of the licensee as provided in this Agreement.

          9.3 INTERPRETATION. When a reference is made in this Cross License Agreement to paragraphs or Exhibits, such reference shall be to a paragraph or Exhibit to this Cross License Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and the headings contained in this Cross License Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Cross License Agreement.

          9.4 SEVERABILITY. If any term or other provision of this Cross License Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Cross License Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Cross License Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

          9.5 NO THIRD-PARTY BENEFICIARIES. This Cross License Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          9.6 AMENDMENT. This Cross License Agreement may not be amended or modified except by an instrument in writing signed by Genus and Varian.

          9.7 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Cross License Agreement.

          9.8 MUTUAL DRAFTING. This Cross License Agreement is the joint product of Varian and Genus and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Varian and Genus and shall not be construed for or against any party hereto.

          9.9 GOVERNING LAW. This Cross License Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to its choice of law principles).

          9.10 DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Cross License Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Cross License Agreement, shall be settled in accordance with the procedures set forth in Section 14.12 of the Asset Purchase Agreement.

          9.11 COUNTERPARTS. This Cross License Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          9.12 ENTIRE AGREEMENT. This Cross License Agreement, together with Exhibits hereto, and the documents and instruments and other agreements among the parties delivered pursuant hereto, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, other than the Asset Purchase Agreement, between Genus and Varian with respect to the subject matter hereof and are not intended to confer upon any other person or entity any rights or remedies hereunder, except as otherwise expressly provided herein. This Cross License Agreement is subject to the terms of the Asset Purchase Agreement, including the noncompete covenant in Section 7.8 of the Asset Purchase Agreement.

          IN WITNESS WHEREOF, Genus and Varian have caused this Cross License Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   VARIAN ASSOCIATES, INC.,
                                   a Delaware corporation


                                   By
                                     -----------------------------------------
                                   Name:
                                   Title:

                                   GENUS, INC.
                                   a California corporation


                                   By
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                                   Name:
                                   Title: